Exhibit 10.3

AMENDED AND RESTATED

CORPORATE GOVERNANCE AGREEMENT

THIS AMENDED AND RESTATED CORPORATE GOVERNANCE AGREEMENT (this “Agreement”), dated as of January 7, 2014, is made and entered into by and among: (i) LANDMARK APARTMENT TRUST OF AMERICA, INC., a Maryland corporation (the “Company”); (ii) ELCO LANDMARK RESIDENTIAL HOLDINGS LLC, a Delaware limited liability company (“EL”); (iii) 2335887 LIMITED PARTNERSHIP, an Ontario limited partnership (“OPT”); (iv) DK LANDMARK, LLC, a Florida limited liability company (“DB”); (v) ISTAR APARTMENT HOLDINGS LLC, a Delaware limited liability company (“iStar Financial” and together with its Affiliates and permitted assignees and transferees, “iStar”); (vi) BREDS II Q LANDMARK LLC, a Delaware limited liability company (“BREDS Financial” and together with its Affiliates and permitted assignees and transferees, “BREDS”); (vii) Joseph G. Lubeck, solely for the purpose of Section 5(a) in his capacity as a holder of Capital Stock; and (viii) Edward M. Kobel, solely for the purpose of Section 5(a) in his capacity as a holder of Capital Stock). The Company, EL, OPT, DB, iStar and BREDS are each referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Parties entered into an Amended and Restated Corporate Governance Agreement, dated as of June 28, 2013 (the “Existing Corporate Governance Agreement”);

WHEREAS, in connection with the issuance of shares of the Company’s 9.25% Series E Cumulative Non-Convertible Preferred Stock, par value $0.01 per share, the Company, iStar Financial and BREDS Financial have today entered into that certain Securities Purchase Agreement (the “Purchase Agreement”);

WHEREAS, following consummation of the transactions contemplated by the Purchase Agreement, OPT, DB, EL, iStar and BREDS will each directly or indirectly continue to own and have the power to direct the voting or disposition of certain securities of the Company and of Landmark Apartment Trust of America Holdings, LP, a Virginia limited partnership and the Company’s operating partnership (the “Operating Partnership”); and

WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, the Parties desire to enter into this Agreement to amend and restate the Existing Corporate Governance Agreement in its entirety and provide for the composition of the Board of Directors of the Company (the “Board”) immediately following the Initial Closing (as defined in the Purchase Agreement) under the Purchase Agreement (as in effect on the date hereof) (such date, the “Effective Date”) and to provide for certain other obligations of OPT, DB, EL, iStar and BREDS with respect to certain shares of the Company’s Capital Stock directly or indirectly owned by them, all in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

1. Right to Designate Directors; Board Composition; Representation; Observer Rights.

(a) Stanley J. Olander, Jr., Andrea R. Biller, Glenn W. Bunting, Jr. and Robert A. Gary, IV shall continue as directors (the “LATA Directors”). On the Effective Date, and throughout his or her term, each such LATA Director (other than Stanley J. Olander, Jr.) must qualify as an “Independent Director” (as defined below).

(b) Subject to Section 2 and Section 7, OPT shall have the right to designate one director (the “OPT Director”) to be nominated by the Company for election to the Board pursuant to Section 2. An officer of OPT holding the position of Director Real Estate or higher and designated in writing by OPT shall serve as the OPT Director, with a term that expires concurrently with those of all other directors on the Board and upon the election and qualification of any successor. For avoidance of doubt, (i) except as provided in Sections 2(c) and 2(d), to the extent serving as a member of the Board, the OPT Director shall not be required to qualify as an “Independent Director” (as defined in Section 1(i)), (ii) the OPT Director may resign from the Board at any time, and (iii) OPT may waive its rights to have an OPT Director nominated by the Company for election to the Board, and any such waiver, if given, shall be in writing and shall be effective until the next annual meeting of the Company’s stockholders at which directors of the Company are elected or, if expressly stated in such waiver, shall be effective for such longer period set forth therein. Pursuant to this Section 1(b), OPT waived forever its right to have an OPT Director nominated by the Company for election to the Board by way of a written waiver letter dated July 9, 2013.

(c) Subject to Section 2 and Section 7, DB shall have the right to designate one director (the “DB Director”) to be nominated by the Company for election to the Board pursuant to Section 2. Edward M. Kobel shall continue as the DB Director, or if he is unable or unwilling to serve, another officer of DB holding an equivalent or higher position and designated in writing by DB, with a term that expires concurrently with those of all other directors on the Board and upon the election and qualification of any successor. On the Effective Date, and throughout his or her term, the DB Director must qualify as an “Independent Director”. For avoidance of doubt, to the extent serving as a member of the Board, (i) the DB Director may resign from the Board at any time, and (ii) DB may waive its rights to have a DB Director nominated by the Company for election to the Board, and any such waiver, if given, shall be in writing and shall be effective until the next annual meeting of the Company’s stockholders at which directors of the Company are elected or, if expressly stated in such waiver, shall be effective for such longer period set forth therein.

(d) Subject to Section 2 and Section 7, EL shall have the right to designate two directors (each, an “EL Director” and together, the “EL Directors”) to be nominated by the Company for election to the Board pursuant to Section 2. Joseph G. Lubeck and Michael Salkind shall continue as directors, with a term that expires concurrently with those of all other directors on the Board and upon the election and qualification of any successor. For avoidance of doubt, to the extent serving as a member of the Board, (i) either of the EL Directors may resign from the Board at any time, and (ii) EL may waive its rights to have one or both EL Directors nominated by the Company for election to the Board, and any such waiver, if given, shall be in writing and shall be effective until the next annual meeting of the Company’s stockholders at which directors of the Company are elected or, if expressly stated in such waiver, shall be effective for such longer period set forth therein.

(e) Pursuant to the terms of the Articles Supplementary and the Series E Articles Supplementary, the holders of Series D Preferred Stock, the holders of Series D Common Stock (if any), the holders of Series E Preferred Stock and the holders of Series E Common Stock (if any), voting together as a single class, shall have the right to elect one director designated by the iStar Representative (the “iStar Director”). Karl Frey shall continue as the iStar Director, with a term that expires concurrently with those of all other directors on the Board and upon the election and qualification of any successor. Throughout his or her term, the iStar Director must qualify as an “Independent Director” (as defined below) unless an Event of Default shall have occurred, in which case such requirement shall not apply. For avoidance of doubt, to the extent serving as a member of the Board, the person serving as the iStar Director may resign from the Board at any time and the holders of Series D Preferred Stock, the holders of Series D Common Stock (if any), the holders of Series E Preferred Stock and the holders of Series E Common Stock (if any) together as a single class shall have the right to replace such director. The Company and the other Parties hereby agree to take all actions necessary to cause, and not to take any action that interferes or would reasonably be expected to interfere with, the iStar Representative’s designation, and the election by the holders of Series D Preferred Stock, the holders of Series D Common Stock (if any), the holders of Series E Preferred Stock and the holders of Series E Common Stock (if any), of such replacement director.

(f) Pursuant to the terms of the Articles Supplementary and the Series E Articles Supplementary, the holders of Series D Preferred Stock, the holders of Series D Common Stock (if any), the holders of Series E Preferred Stock and the holders of Series E Common Stock (if any), voting together as a single class, shall have the right to elect one director designated by the BREDS Representative (the “BREDS Director”). Peter Sotoloff shall continue as the BREDS Director, with a term that expires concurrently with those of all other directors on the Board and upon the election and qualification of any successor. Throughout his or her term, the BREDS Director must qualify as an “Independent Director” unless an Event of Default shall have occurred, in which case such requirement shall not apply. For avoidance of doubt, to the extent serving as a member of the Board, the person serving as the BREDS Director may resign from the Board at any time and the holders of Series D Preferred Stock, the holders of Series D Common Stock (if any), the holders of Series E Preferred Stock and the holders of Series E Common Stock (if any) together as a single class shall have the right to replace such director. The Company and the other Parties hereby agree to take all actions necessary to cause, and not to take any action that interferes or would reasonably be expected to interfere with, the BREDS Representative’s designation, and the election by the holders of Series D Preferred Stock, the holders of Series D Common Stock (if any), the holders of Series E Preferred Stock and the holders of Series E Common Stock (if any), of such replacement director.

(g) Subject to Section 2, iStar, BREDS and EL shall have the right, acting by unanimous agreement among such Parties, to designate one director (the “Group Director”) to be nominated by the Company for election to the Board pursuant to Section 2; provided, however, that (i) EL shall only have the right to participate in the designation of such Group Director if EL is entitled to designate an EL Director hereunder, after giving effect to the provisions of Section 2(b)(iii) below, and (ii) if one or more of EL, iStar or BREDS fails, declines or waives its or their right to participate in the designation of such Group Director (it being understood that, absent a formal waiver in writing that expressly surrenders such right permanently, any such failure, declination or waiver shall not be deemed a permanent surrender of such right), the remaining Party or Parties shall be entitled to designate such Group Director. Robert D. Gaither shall continue as the Group Director, with a term that expires concurrently with those of all other directors on the Board and upon the election and qualification of any successor. On the Effective Date, and throughout his or her term, such Group Director must qualify as an “Independent Director”.

(h) The iStar Director and the BREDS Director (collectively, the “Preferred Stock Directors”) shall each be entitled to one vote per director on any matter properly voted on by the Board or any committee thereof, including, but not limited to, matters relating to the sale of all or any of the Properties owned, directly or indirectly, by the Company and any matters relating to control over the business and affairs of the Company, the Component Entities and the Properties; provided, however, that upon the occurrence of an Event of Default, until the Redemption Price for shares of Series D Preferred Stock and the Series E Redemption Price for shares of Series E Preferred Stock (each as in effect as of the date of such redemption) is paid in cash, in full, the Preferred Stock Directors shall each be entitled to five votes per director on any matter properly voted on by the Board or any committee (subject to the limitations on votes set forth in the last sentence of this Section 1(h)), including, but not limited to, matters relating to the sale of all or any of the Properties owned, directly or indirectly, by the Company and any matters relating to control over the business and affairs of the Company, the Component Entities and the Properties. Upon the redemption of all issued and outstanding shares of the Series D Preferred Stock pursuant to the terms of the Articles Supplementary and all issued and outstanding shares of Series E Preferred Stock pursuant to the Series E Articles Supplementary, the right of the Preferred Stock Directors to cast five votes on all matters properly presented to the Board will cease and the Preferred Stock Directors shall only be entitled to one vote per director on any matter properly voted on by the Board or any committee thereof. Notwithstanding anything else contained herein to the contrary, the Preferred Stock Directors shall only have the right to cast one vote on any matters presented to the Board or any committee thereof relating to the sale or control of the multifamily Property known as Bello Ruscello (the “Excluded Property”); provided, that the foregoing shall not apply in the event the Bello Ruscello Property is no longer subject to restrictions affecting the ability of the iStar Representative and the BREDS Representative to take over control of such property; provided, further, that if the Company amends any documents restricting the ability of the iStar Representative and the BREDS Representative to exercise control over such property, the Company shall use commercially reasonable efforts to eliminate any provision prohibiting the ability of iStar Representative and the BREDS Representative to exercise control over such property and, to the extent successful, the foregoing limitation on the ability of the iStar Representative and the BREDS Representative to control the Bello Ruscello property shall no longer be applicable); provided, further, that no vote may be taken by the Board of Directors with respect to the Excluded Properties without providing five Business Days’ prior written notice to the Preferred Stock Directors of such vote to be taken.

(i) For purposes of this Agreement, a Person shall be deemed to be an “Independent Director” if he or she satisfies the independence standards of the New York Stock Exchange (each, an “Independent Director”). If (i) at any time the Board determines that any LATA

Director (other than Stanley J. Olander, Jr.), the DB Director or the Group Director does not qualify as an Independent Director or (ii) at any time that an Event of Default has not occurred, the Board determines that the iStar Director or the BREDS Director does not qualify as an Independent Director, in either case, the Company shall give prompt written notice to the other Parties of such determination and the basis therefor. Upon making such determination, or receiving notice thereof, the Party or Parties that had previously designated such director, if any, shall designate a replacement director, and the Parties shall cooperate to take such actions as are necessary to cause such existing director to resign from the Board, and the qualifying replacement director to be appointed or elected to the Board, as soon as reasonably practical. To effectuate such Independent Director requirement, the LATA Directors (other than Stanley J. Olander, Jr.), the DB Director and the Group Director shall each execute and deliver to the Company on the date hereof, and any replacement director therefor shall execute and deliver to the Company on the date of his or her designation, a letter of resignation, in the form attached as Exhibit A hereto, which resignation shall automatically take effect upon a determination by the Board that such director has ceased to qualify as an “Independent Director.”

(j) For purposes of this Agreement, the appointment by the Company of Joseph G. Lubeck as a director of the Company pursuant to any employment or consulting agreement shall be deemed to satisfy the Company’s obligations hereunder with respect to the appointment of Joseph G. Lubeck as a director of the Company pursuant to Section 1(d) hereof. Nothing in this Agreement with respect to the cessation or expiration of the Company’s obligation to appoint an EL Director shall be deemed to derogate from the Company’s obligation to appoint Joseph G. Lubeck as a director of the Company pursuant to any employment or consulting agreement between the Company and Mr. Lubeck.

2. Continuing Board Composition and Representation.

(a) Subject to the other provisions of this Section 2, the Company hereby agrees to nominate each of the OPT Director, the DB Director, the EL Directors and the Group Director (or any replacement thereof as provided in this Agreement) for election or re-election to the Board at each meeting of the stockholders of the Company held to consider a vote on the election of the Board, and neither the Company nor any other Party (excluding OPT) shall take any action that interferes or would reasonably be expected to interfere with the election or re-election of each such person to the Board; provided, that the Parties shall only be obligated to vote to elect such person to the Board to the extent required pursuant to Section 5. The Company and the other Parties (excluding OPT) hereby agree to take all actions necessary to cause, and not to take any action that interferes or would reasonably be expected to interfere with, the election or re--election of each person designated by the iStar Representative and the BREDS Representative to be elected by the holders of Series D Preferred Stock, the holders of Series D Common Stock (if any), the holders of Series E Preferred Stock and the holders of Series E Common Stock (if any), to serve as a director pursuant to the Articles Supplementary and the Series E Articles Supplementary. Subject to paragraphs (b), (c), (d) and (e) below, if at any time a vacancy occurs on the Board with respect to the directorship of a member of the Board who is an OPT Director, a DB Director, an EL Director or a Group Director (by reason of such director’s death, disability, resignation, removal or otherwise), the Company agrees to cause a replacement director, designated by the Party or Parties (or their respective permitted assignees) who had the right to designate the director who has vacated his or her directorship in accordance with Section 1

(without giving effect to Section 2(c) and 2(d)), to be appointed to fill such vacancy promptly following his or her designation by such Party or Parties (or permitted assignees) hereunder. If at any time a vacancy occurs on the Board with respect to the directorship of a member of the Board who is an iStar Director, the iStar Representative shall have the right to designate the replacement director, and the Company and the other Parties hereby agree to take all actions necessary to cause, and not to take any action that interferes or would reasonably be expected to interfere with, the election of such designee to fill such vacancy. If at any time a vacancy occurs on the Board with respect to the directorship of a member of the Board who is a BREDS Director, the BREDS Representative shall have the right to designate the replacement director, and the Company and the other Parties hereby agree to take all actions necessary to cause, and not to take any action that interferes or would reasonably be expected to interfere with, the election of such designee to fill such vacancy.

(b) Notwithstanding any other provision in this Section 2:

(i) The obligations of the Company under this Agreement to nominate an OPT Director, or to appoint a replacement thereto, and to appoint such OPT Director to serve on the Committees (as defined in Section 3(a)), shall only apply if OPT and any entity in which OPT holds directly or indirectly at least 40% of the equity interests or shares directly or indirectly own an aggregate of at least 1,000,000 shares of Common Stock, $0.01 par value per share, of the Company (“Common Stock”) (assuming conversion of each interest in the Operating Partnership owned directly or indirectly by OPT and/or any entity in which OPT holds directly or indirectly at least 40% of the equity interests or shares into one share of Common Stock and the full exercise of any outstanding and unexpired Warrants owned directly or indirectly by OPT and/or any entity in which OPT holds directly or indirectly at least 40% of the equity interests or shares whether or not exercisable); provided, that, the Company shall remain obligated to nominate an OPT Director, or to appoint a replacement thereto, and to appoint such OPT Director to serve on Committees, to the extent the period during which OPT and the entities in which OPT holds directly or indirectly at least 40% of the equity interests or shares fail to meet the threshold set forth in this Section 2(b)(i) does not exceed 30 consecutive days during any 12-month period beginning after the date of this Agreement and ending on the date that is 120 days prior to the first anniversary of the date on which the Company’s immediately preceding annual meeting of stockholders was held. If, at any time, OPT is no longer entitled to nominate the OPT Director, OPT shall cause the OPT Director to promptly resign as a member of the Board and from any Committees thereof.

(ii) The obligations of the Company under this Agreement to nominate a DB Director, or to appoint a replacement thereto, and to appoint such DB Director to serve on the Committees, shall only apply if DB and its Affiliates directly or indirectly own an aggregate of at least 500,000 shares of Common Stock (assuming conversion of each interest in the Operating Partnership owned directly or indirectly by DB and/or its Affiliates into one share of Common Stock and the full exercise of any outstanding and unexpired Warrants owned directly or indirectly by DB and/or its Affiliates whether or not exercisable); provided, that, the Company shall remain obligated to nominate a DB Director, or to appoint a replacement thereto, and to appoint such DB Director to serve on Committees, to the extent the period during which DB and its Affiliates fail to meet the threshold set forth in this Section 2(b)(ii) does not exceed 30 consecutive days during any 12-month period beginning after the date of this Agreement and ending on the date that is 120 days prior to the first anniversary of the date on which the Company’s immediately preceding annual meeting of stockholders was held. If, at any time, DB is no longer entitled to nominate the DB Director, DB shall cause the DB Director to promptly resign as a member of the Board and from any Committees thereof.

(iii) The obligations of the Company under this Agreement with respect to the nomination of EL Directors, or the appointment of replacements thereto, and the right of EL to participate in the designation of the Group Director, shall be subject to the following provisions:

(A) if, for more than 30 consecutive days during any 12-month period beginning after the date hereof and ending on the date that is 120 days prior to the first anniversary of the date on which the Company’s immediately preceding annual meeting of stockholders was held, EL and its Affiliates cease to own, directly or indirectly, an aggregate of at least 3,680,000 shares of Common Stock (assuming conversion of each interest in the Operating Partnership owned directly or indirectly by EL and its Affiliates into one share of Common Stock and the full exercise of any outstanding and unexpired Warrants owned directly or indirectly by EL and its Affiliates whether or not exercisable), then the obligations of the Company under Section 2(a) of this Agreement shall thereafter only apply with respect to one EL Director and shall be terminated with respect to the second EL Director;

(B) if, for more than 30 consecutive days during any 12-month period beginning after the date hereof and ending on the date that is 120 days prior to the first anniversary of the date on which the Company’s immediately preceding annual meeting of stockholders was held, EL and its Affiliates cease to own, directly or indirectly, an aggregate of at least 2,450,000 shares of Common Stock (assuming conversion of each interest in the Operating Partnership owned directly or indirectly by EL and its Affiliates into one share of Common Stock and the full exercise of any outstanding and unexpired Warrants owned directly or indirectly by EL and its Affiliates whether or not then exercisable), then the obligations of the Company under Section 2(a) of this Agreement shall thereafter be terminated; and

(C) if, for more than 30 consecutive days during any 12-month period beginning after the date hereof and ending on the date that is 120 days prior to the first anniversary of the date on which the Company’s immediately preceding annual meeting of stockholders was held, EL and its Affiliates cease to own, directly or indirectly, an aggregate of at least 1,225,000 shares of Common Stock (assuming conversion of each interest in the Operating Partnership owned directly or indirectly by EL and its Affiliates into one share of Common Stock and the full exercise of any outstanding and unexpired Warrants owned directly or indirectly by EL and its Affiliates whether or not then exercisable), then the right of EL to participate in the designation of the Group Director shall thereafter be terminated.

(c) The Company shall give EL, OPT and DB written notice (the “Company Designation Request”) (i) requesting that the Parties designate directors pursuant to the terms of this Agreement, (ii) stating the Company’s intention to include such designees in its upcoming proxy statement to stockholders, and (iii) providing the date on which the proxy statement is to be mailed (the “Mailing Date”), such Company Designation Request to be delivered not less than 45 days prior to the mailing date of such proxy statement. To designate a director pursuant to the provisions of this Section 2, each of EL, OPT and DB shall be required to have given the

Company written notice of such Party’s designee or designees, as applicable, together with all information relating to such designee or designees required to be included by the Company in such proxy statement under applicable laws, including the federal proxy rules (the “Designation Notice”), on or before the tenth day prior to the Mailing Date (the “Designation Date”). If OPT or DB shall have failed to designate its proposed OPT Director or DB Director (provided, that OPT or DB, as applicable, still has the right to designate such director), respectively, by the Designation Date, such OPT Director or DB Director shall (i) instead be designated by EL who shall deliver not later than two days before the Mailing Date (the “Final Designation Date”) to the Company a Designation Notice with respect to such director, together with an irrevocable resignation from such director that shall be effective as of any date on which OPT or DB designates the OPT Director or DB Director, respectively, and such director shall, if elected, serve until the earlier of (x) the next annual meeting of the Company’s stockholders and until his or her successor is duly elected and qualified or (y) in accordance with the foregoing irrevocable designation, the date on which OPT or DB, as applicable, designates the OPT Director or DB Director, respectively, (ii) be an Independent Director, (iii) assume all Committee positions previously held by the prior OPT Director or DB Director, as applicable, and (iv) otherwise be deemed the OPT Director or the DB Director, as applicable, for purposes of this Agreement. Notwithstanding the foregoing sentence, if OPT or DB, as applicable, shall have failed to submit its Designation Notice by the Designation Date but subsequently delivers its Designation Notice by the Final Designation Date, then any Designation Notice with respect to such OPT Director or DB Director by EL shall be automatically deemed to have been withdrawn, and the OPT Director or DB Director, as applicable, shall instead be designated in accordance with the Designation Notice submitted by OPT or DB.

(d) If a vacancy shall have occurred for a member of the Board who is an OPT Director or DB Director, and OPT or DB, respectively, still has the right to designate a director to fill such vacancy, yet a replacement OPT Director or DB Director shall not have been designated by OPT or DB, as applicable, pursuant to Section 2(a) for a period of more than 45 days after a vacancy in such position has occurred, then and until such replacement is so named, the replacement director for the OPT Director or DB Director shall (i) be designated by EL (provided, that EL obtains and delivers an irrevocable resignation for such designee containing a provision that the resignation is effective as of any date on which OPT or DB, as applicable, designates the OPT Director or the DB Director, respectively) to serve until the earlier of (x) the next annual meeting of the Company’s stockholders and until his or her successor is duly elected and qualified, or (y) in accordance with the irrevocable resignation from such replacement director delivered concurrently with his or her designation by EL, the date on which a replacement director is designated by OPT or DB, as applicable, (ii) be an Independent Director, (iii) assume all Committee positions previously held by the prior OPT Director or DB Director, as applicable, and (iv) otherwise be deemed the OPT Director or DB Director, as applicable, for purposes of this Agreement.

(e) If during the pendency of any period during which a Party (or any permitted assignee thereof) satisfies its requirements under paragraph (b) of this Section 2 with respect to its right to participate in the designation of the Group Director, yet such Party fails or declines to participate in such designation, the remaining Parties otherwise entitled to participate in the designation of such Group Director shall, by themselves, be entitled to designate the Group Director.

3. Committee Representation.

(a) On or prior to the Effective Date, the Company and the other Parties agree to take all corporate and other actions necessary to cause a LATA Director (other than Stanley J. Olander, Jr.) (for so long as he or she qualifies as an Independent Director and is willing to serve as a member of a Committee (as defined below)), any OPT Director elected to the Board (for so long as he or she qualifies as an Independent Director and is willing to serve as a member of a Committee), any DB Director elected to the Board (for so long as he or she qualifies as an Independent Director and is willing to serve as a member of a Committee), the iStar Director (for so long as he or she is willing to serve as a member of a Committee and, for so long as no Event of Default has occurred, he or she qualifies as an Independent Director), the BREDS Director (for so long as he or she is willing to serve as a member of a Committee and, for so long as no Event of Default has occurred, he or she qualifies as an Independent Director) and the Group Director (and any successor thereto) to be appointed, and thereafter to be re-appointed, to serve on each of the Board’s (i) Audit Committee, (ii) Compensation Committee, and (iii) Nominating and Corporate Governance Committee (each, a “Committee” and collectively, the “Committees”). If (i) at any time, the Board determines that a LATA Director (other than Stanley J. Olander, Jr.), any member of the Board who is an OPT Director, or any member of the Board who is a DB Director and (ii) for so long as no Event of Default has occurred, the Board determines that a member of the Board who is an iStar Director or a member of the Board who is a BREDS Director does not qualify as an Independent Director, the Company shall give prompt written notice to the Parties of such determination and the basis therefor. Upon making such determination (or receiving notice thereof), the Company, OPT, DB, iStar or BREDS (as applicable) shall cause the LATA Director (other than Stanley J. Olander, Jr.), the OPT Director, the DB Director, the iStar Director or the BREDS Director, as applicable, to resign from all Committees as soon as reasonably practical. For avoidance of doubt, (i) the OPT Director, the iStar Director and the BREDS Director shall not be required to serve as a member of any Committee, (ii) the OPT Director, the iStar Director and the BREDS Director may resign from any Committee at any time, and (iii) OPT may waive its rights to have the OPT Director serve on any Committee, and any such waiver, if given, shall be in writing, may be rescinded by OPT at any time and shall be effective until rescinded by OPT, the next annual meeting of the Company’s stockholders at which directors of the Company are elected or, if expressly stated in such waiver, such other period as is otherwise set forth therein.

4. Election of Joseph G. Lubeck as Executive Chairman of the Board. Effective as of the Effective Date, and thereafter for as long as Joseph G. Lubeck continues to serve as a director of the Company, whether pursuant to the terms hereof or otherwise, the Parties agree to take all corporate and other actions necessary to cause him to be elected as the Company’s Executive Chairman of the Board.

5. Voting. From and after the Effective Date:

(a) Each of DB, EL, iStar, BREDS, Joseph G. Lubeck and Edward M. Kobel agrees (i) to vote (or cause to be voted) all shares of the Company’s Capital Stock directly or indirectly owned by it, its Affiliates or its Related Persons and entitled to vote, in favor of the election or re-election, as the case may be, of the directors designated by EL (excluding directors designated by EL on behalf of OPT or DB pursuant to Section 2(c) or Section 2(d)) as provided in this

Agreement at any meeting (or written consent in lieu of a meeting) of the Company’s stockholders held to consider the election of any such designated director and (ii) not to take any action that interferes or would reasonably be expected to interfere with the election or re-election of each iStar Director or BREDS Director designated by the iStar Representative and the BREDS Representative pursuant to the terms of this Agreement, the Articles Supplementary and the Series E Articles Supplementary. For the avoidance of doubt, EL, iStar and BREDS shall not be obligated to vote (or cause to be voted) any shares of the Company’s Capital Stock directly or indirectly owned by it, its Affiliates or its Related Persons and entitled to vote in favor of the election or re-election, as the case may be, of the directors designated by OPT and DB (including directors designated by EL on behalf of OPT or DB pursuant to Section 2(c) or Section 2(d)).

(b) Each of DB and EL agrees to vote all shares of the Company’s Capital Stock directly or indirectly owned by it and entitled to vote, in favor of any resolution or proposal recommended by the Board and submitted to a vote of stockholders of the Company with respect to any of the following matters:

(i) an acquisition of assets by the Company or the Operating Partnership, or by any direct or indirect subsidiary thereof, and the issuance of shares of Capital Stock by the Company or OP Units exchangeable for, or convertible into, shares of Capital Stock, with respect to such acquisition;

(ii) amendments to the Company’s charter or bylaws;

(iii) a merger or consolidation of the Company with or into another entity; or

(iv) a sale of assets by the Company or the Operating Partnership, or by any direct or indirect subsidiary thereof.

(c) Nothing in paragraphs (a) or (b) above shall be deemed to (i) require any Party to vote its shares of the Company’s Capital Stock in support of a resolution that would cause a violation by the Company or its subsidiaries of applicable law or a breach of a covenant under the terms of the Series D Preferred Stock, Series D Preferred Partnership Units, shares of common stock of the Company issuable to iStar and BREDS in connection with a redemption of the Series D Preferred Stock in exchange for Series D Preferred Partnership Units (the “Series D Common Stock”), Series E Preferred Stock, Series E Preferred Partnership Units, shares of common stock of the Company issuable to iStar and BREDS in connection with a redemption of the Series E Preferred Stock in exchange for Series E Preferred Partnership Units (the “Series E Common Stock”), the Securities Purchase Agreement, dated as of June 28, 2013 (the “SPA”), by and among the Company, iStar Financial and BREDS Financial, the Purchase Agreement, the Pledge Agreement, dated as of June 28, 2013 (the “Pledge Agreement”), by and among the Company, the Operating Partnership, iStar and BREDS, the Pledge Agreement, dated as of January 7, 2014 (the “Series E Pledge Agreement”), by and among the Company, the Operating Partnership, iStar and BREDS or any other Transaction Document (as defined in both the Articles Supplementary and the Series E Articles Supplementary); (ii) require any Party to vote its shares of the Company’s Capital Stock in any particular manner (1) with respect to any matter that requires the consent or waiver of such Party under the Series D Preferred Stock, Series D Preferred Partnership Units, Series D Common Stock, Series E Preferred Stock, Series E

Preferred Partnership Units, Series E Common Stock, the SPA, the Purchase Agreement, the Pledge Agreement, the Series E Pledge Agreement or any other Transaction Document (as defined in both the Articles Supplementary and the Series E Articles Supplementary) or (2) that would trigger an optional redemption right under the Articles Supplementary with respect to the Series D Preferred Stock or the Series E Articles Supplementary with respect to the Series E Preferred Stock unless the Company has sufficient funds set aside to redeem the Series D Preferred Stock and Series E Preferred Stock in full; or (iii) require any Party to vote its shares of the Company’s Capital Stock in any particular manner with respect to any class specific vote in which such Party is entitled to vote. An affirmative vote by OPT, DB, iStar or BREDS pursuant to paragraph (a) or (b) of this Section 5 shall not be deemed a consent or waiver by it pursuant to the terms of the Series D Preferred Stock, Series D Preferred Partnership Units or Series D Common Stock or the terms of the Series E Preferred Stock, Series E Preferred Partnership Units or Series E Common Stock, respectively.

6. Severalty of Obligations. The obligations under this Agreement of each Party are the separate and several obligations of that Party and are not joint obligations with respect to any other Person. No failure by any Party to perform its obligations under this Agreement shall relieve any other Party of any of its obligations hereunder, and no Party shall be responsible or liable for the obligations of, or any action taken or omitted to be taken by, any other Party hereunder.

7. Expiration.

(a) Notwithstanding anything herein to the contrary, EL’s, OPT’s and DB’s (and their permitted assignees’) respective rights, undertakings and obligations under this Agreement shall be deemed to have expired and to be without any further force and effect upon consummation of the IPO; provided, however, that notwithstanding the foregoing:

(i) the obligations of the Company under this Agreement to nominate an OPT Director for election or re-election to the Board shall continue until and including the earlier of (i) the second annual meeting of the Company’s stockholders following the consummation of the IPO, or (ii) OPT and each entity in which OPT holds directly or indirectly at least 40% of the equity interests or shares ceasing to own directly or indirectly an aggregate of at least 1,000,000 shares of Common Stock (assuming conversion of each interest in the Operating Partnership owned directly or indirectly by OPT and/or each entity in which OPT holds directly or indirectly at least 40% of the equity interests or shares into one share of Common Stock and the full exercise of any outstanding and unexpired Warrants owned directly or indirectly by OPT and/or any entity in which OPT holds directly or indirectly at least 40% of the equity interests or shares, whether or not exercisable) for more than 30 consecutive days during any 12-month period beginning after the date of this Agreement and ending on the date that is 120 days prior to the first anniversary of the date on which the Company’s immediately preceding annual meeting of stockholders was held; it being agreed and understood that if, at any time, OPT is no longer entitled to designate the OPT Director, OPT shall cause any OPT Director serving as a director to promptly resign as a member of the Board and from any Committees thereof;

(ii) the obligations of the Company to nominate a DB Director for re-election to the Board shall continue to apply until and including the earlier of (i) the second annual meeting of the Company’s stockholders following the consummation of the IPO, or (ii) DB and its Affiliates ceasing to own directly or indirectly an aggregate of at least 500,000 shares of Common Stock (assuming conversion of each interest in the Operating Partnership owned directly or indirectly by DB and/or its Affiliates into one share of Common Stock and the full exercise of any outstanding and unexpired Warrants owned directly or indirectly by DB and/or its Affiliates whether or not exercisable) for more than 30 consecutive days during any 12-month period beginning after the date of this Agreement and ending on the date that is 120 days prior to the first anniversary of the date on which the Company’s immediately preceding annual meeting of stockholders was held; it being agreed and understood that if, at any time, DB is no longer entitled to designate the DB Director, DB shall cause any DB Director serving as a director to promptly resign as a member of the Board and from any Committees thereof; and

(iii) the obligations of the Company to nominate (i) two EL Directors shall continue to apply until EL and its Affiliates cease to own, directly or indirectly, an aggregate of at least 3,680,000 shares of Common Stock (assuming conversion of each interest in the Operating Partnership owned directly or indirectly by EL and/or its Affiliates into one share of Common Stock and the full exercise of any outstanding and unexpired Warrants owned directly or indirectly by EL and/or its Affiliates whether or not exercisable), and (ii) one EL Director shall continue to apply until EL and its Affiliates cease to own, directly or indirectly, an aggregate of at least 2,450,000 shares of Common Stock (assuming conversion of each interest in the Operating Partnership owned directly or indirectly by EL and its Affiliates into one share of Common Stock and the full exercise of any outstanding and unexpired Warrants owned directly or indirectly by EL and/or its Affiliates whether or not then exercisable), in either such case for more than 30 consecutive days during any 12-month period beginning after the date hereof and ending on the date that is 120 days prior to the first anniversary of the date on which the Company’s immediately preceding annual meeting of stockholders was held; it being agreed and understood that if, at any time, EL loses the right to designate one or both EL Directors to the Board, EL shall cause one or both persons, as applicable, designated by it then serving as a director, if any, to promptly resign as a member or members of the Board and from any Committees thereof.

For purposes of this Agreement, “consummation of the IPO” shall mean the initial closing (without regard for any closing of any associated “green shoe”) of the first underwritten public offering of shares of the Common Stock registered under the Securities Act of 1933, as amended, that occurs after the Effective Date and in conjunction with which shares of Common Stock are listed for trading on the New York Stock Exchange.

(b) iStar’s and BREDS’s respective rights, undertakings and obligations under this Agreement shall survive indefinitely (including after the consummation of the IPO) until all shares of Series D Preferred Stock, Series D Common Stock, Series E Preferred Stock and Series E Common Stock shall have been redeemed by the Company and all Series D Preferred Partnership Units and Series E Preferred Partnership Units shall have been redeemed by the Operating Partnership.

8. Irrevocable Proxies.

(a) iStar Representative Proxy. Each of iStar and BREDS hereby appoints the iStar Representative as its proxy and attorney-in-fact, with full power of substitution and resubstitution (i) to attend any meeting of stockholders of the Company, and any adjournment or postponement thereof, called for the purpose of electing the iStar Director or filling a vacancy with respect to the directorship of the iStar Director (an “iStar Director Matter”), (ii) to cast on behalf of iStar and BREDS all votes that it is entitled to cast on such iStar Director Matter (as the holders of Series D Preferred Stock, Series D Common Stock (if any), Series E Preferred Stock and Series E Common Stock (if any)) at any such meeting (or by written or electronic consent in lieu of any such meeting) and (iii) otherwise to represent it in connection with such iStar Director Matter at any such meeting with all powers possessed by it if personally present. This proxy and power of attorney is given to secure the performance of the obligations of iStar and the iStar Representative under this Agreement. Each of iStar and BREDS shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by each of iStar and BREDS shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by each of iStar and BREDS with respect to an iStar Director Matter. The power of attorney granted by each of iStar and BREDS herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of any Person comprising iStar or BREDS (as applicable). The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

(b) BREDS Representative Proxy. Each of iStar and BREDS hereby appoints the BREDS Representative as its proxy and attorney-in-fact, with full power of substitution and resubstitution (i) to attend any meeting of stockholders of the Company, and any adjournment or postponement thereof, called for the purpose of electing the BREDS Director or filling a vacancy with respect to the directorship of the BREDS Director (a “BREDS Director Matter”), (ii) to cast on behalf of iStar and BREDS all votes that it is entitled to cast on such BREDS Director Matter (as the holders of Series D Preferred Stock, Series D Common Stock (if any), Series E Preferred Stock and Series E Common Stock (if any)) at any such meeting (or by written or electronic consent in lieu of any such meeting) and (iii) otherwise to represent it in connection with such BREDS Director Matter at any such meeting with all powers possessed by it if personally present. This proxy and power of attorney is given to secure the performance of the obligations of BREDS and the BREDS Representative under this Agreement. Each of iStar and BREDS shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by each of iStar and BREDS shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by BREDS with respect to a BREDS Director Matter. The power of attorney granted by each of iStar and BREDS herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of any Person comprising iStar or BREDS (as applicable). The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

(c) Other than Section 17-105 of the Maryland General and Limited Power of Attorney Act (17-101 et seq. of the Estates and Trusts Article of the Annotated Code of Maryland) (the “Power of Attorney Act”), the provisions of this Section 8 are not subject to the Power of Attorney Act.

9. Other Agreements. The Company hereby agrees (i) that it is bound by, is subject to, and shall comply with, the provisions contained in Schedule 2 of this Agreement (ii) to revoke its election to be subject to Section 3-804(a) and Section 3-805 of the Maryland General Corporation Law and (iii) that notwithstanding Section 6.2.8 of the Charter, it shall not reduce, or take any action to reduce, the Common Ownership Limit or the Aggregate Stock Ownership Limit (in each case, as defined in the Charter). iStar and BREDS acknowledge and agree that the Company and the Component Entities are borrowers under the Senior Credit Facility and may, without the prior approval of iStar and BREDS, incur Indebtedness and grant Liens with respect thereto from time to time so long as an Event of Default has not occurred and would not result from or arise out of such incurrence or grant.

10. Miscellaneous Provisions.

(a) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each Party and delivered to each other Party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic means shall be considered original executed counterparts for purposes of this Section 10.

(b) Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) when received if delivered personally, (ii) when sent by electronic mail or facsimile (which is confirmed by the intended recipient) and (iii) when sent by overnight courier service or when mailed by certified or registered mail, return receipt requested, with postage prepaid to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to EL, to:

Elco Landmark Residential Holdings LLC

825 Parkway Street

Jupiter, Florida 33477

Attention: Joseph G. Lubeck, Chief Executive Officer

Fax: (561) 745-8745

Email: jlubeck@landmarkresidential.com

a copy to (which shall not constitute notice):

Goulston & Storrs P.C.

750 Third Avenue

New York, New York 10017

Attention: Yaacov M. Gross, Esq.

Fax: (212) 878-5527

Email: ygross@goulstonstorrs.com

If to the Company, to:

Landmark Apartment Trust of America, Inc.

4901 Dickens Road, Suite 101

Richmond, Virginia 23230

Attention: Stanley J. Olander, Jr.

Fax: (804) 237-1345

Email: jolander@atareit.com

with a copy to (which shall not constitute notice):

Hunton & Williams LLP

Riverfront Plaza, East Tower

951 East Byrd Street

Richmond, Virginia 23219

Attention: Daniel M. LeBey, Esq.

Fax: (804) 788-8218

Email: dlebey@hunton.com

If to OPT, to:

2335887 Ontario Inc.

1 Adelaide Street E.

Suite 1200

Toronto, Ontario M5C 3A7

Canada

Attention: Robert A. S. Douglas

Fax: (416) 681-2500

Email: rdouglas@optrust.com

with a copy to (which shall not constitute notice):

Davies Ward Phillips & Vineberg LLP

900 Third Avenue, 24th Floor

New York, New York 10022

Attention: Jeffrey Nadler, Esq.

Fax: (212) 308-0132

Email: jnadler@dwpv.com

If to DB, to:

DeBartolo Development LLC

4401 W. Kennedy Boulevard, 3rd Floor

Tampa, Florida 33609

Attention: Edward M. Kobel

Fax: (813) 676-7696

Email: ekobel@debartolodevelopment.com

with a copy to (which shall not constitute notice):

Gray Robinson, P. A.

201 N. Franklin Street, Suite 2200

Tampa, Florida 33602

Attention: Michael J. Nolan, Esq.

Fax: (813) 273-5039

Email: Michael.nolan@gray-robinson.com

If to iStar, to:

iStar Financial Inc.

1114 Avenue of the Americas

New York, New York 10036

Fax: (212) 930-9494

Attention: Chief Executive Officer, with a copy to

Chief Legal Officer

Email: jsugarman@istarfinancial.com

nmatis@istarfinancial.com

with a copy to (which shall not constitute notice) (iStar’s counsel):

Clifford Chance US LLP

31 West 52nd Street

New York, New York 10019

Attention: Kathleen L. Werner, Esq.

Fax: (212) 878- 8375

Email: Kathleen.Werner@CliffordChance.com

If to BREDS, to:

BREDS II Q Landmark LLC

c/o The Blackstone Group L.P.

345 Park Avenue

New York, New York 10154

Attention: Randall Rothschild

Telephone: (212) 583-5787

Fax: (646) 253-8405

Email: rothschild@BREDS.com

with a copy to (which shall not constitute notice) (BREDS’s counsel):

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, New York 10166

Attention: Andrew Dady, Esq.

Fax: (212) 351-6211

Email: ADady@gibsondunn.com

Each Party shall be entitled to receive a copy of all notices, requests, demands and other communications under this Agreement.

(c) Governing Law; Jurisdiction and Venue.

(i) This Agreement shall be governed by and construed in accordance with, the laws of the State of Maryland without regard, to the fullest extent permitted by law, to the conflicts of law provisions thereof which might result in the application of the laws of any other jurisdiction.

(ii) Each Party agrees that any Proceeding for any Claim arising out of or related to this Agreement or the transactions contemplated hereunder, whether in tort or contract or at law or in equity, shall be brought only in either the United States District Court for the Eastern District of New York or in the United States District Court for the Southern District of New York (each, a “Chosen Court”), and each Party irrevocably (w) submits to the jurisdiction of the Chosen Courts (and of their appropriate appellate courts), (x) waives any objection to laying venue in any such Proceeding in either Chosen Court, (y) waives any objection that such Chosen Court is an inconvenient forum for the Proceeding, and (z) agrees that, in addition to other methods of service provided by law, service of process in any such Proceeding shall be effective if provided in accordance with paragraph (b) of this Section 10, and the effective date of such service of process shall be as set forth in paragraph (b) above.

(d) Entire Agreement. This Agreement (including its exhibits, appendices and schedules), the Articles Supplementary and the other documents delivered pursuant to or in connection with this Agreement (including, with respect to iStar, BREDS and the Company only, the other Transaction Documents) constitute a complete and exclusive statement of the agreement between the Parties with respect to its subject matter, and supersedes all other prior agreements, arrangements or understandings by or between the Parties, written or oral, express or implied, including the Existing Corporate Governance Agreement, with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any Person that is not a Party (or their successors and assigns) any rights or remedies hereunder. In the event of a conflict between this Agreement and the Articles Supplementary, the terms and conditions of the Articles Supplementary shall control.

(e) Specific Performance. The Parties acknowledge and agree that a breach or threatened breach of any agreement contained herein will cause irreparable damage, and the other Parties will have no adequate remedy at law or in equity. Accordingly, each Party agrees that injunctive relief or other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief.

(f) Assignment and Successors. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties. With respect to EL, OPT and DB, this Agreement and all the provisions hereof are personal to each of the Parties, and except as otherwise provided below, shall not inure to a Party’s respective successors and may not be assigned, delegated, or otherwise transferred (whether by operation of law, by contract, or otherwise) by such Party without the prior written consent of the other Parties. Notwithstanding the foregoing, with respect to iStar and BREDS, this Agreement and the rights hereunder may be freely assigned, delegated, or otherwise transferred (whether by operation of law, by contract, or otherwise) (subject to Section 10(f)(i)(C)) (provided, that, such assignment or transfer complies with the provisions set forth in Section 10(f)(i)). Any assignment or transfer in violation of the foregoing shall be void and of no effect.

(i) iStar’s and BREDS’s ability to assign or transfer their respective rights under this Agreement (which, for purposes hereof, shall be deemed to include (x) the rights of the iStar Representative and the BREDS Representative (as applicable) and (y) any agreement by iStar and BREDS to exercise their respective rights hereunder on behalf of, under the direction or consent of, or in coordination with an assignee) shall be subject to the following additional provisions (except that the provisions of clauses (A), (B), (C) and (E) below shall not apply if such assignment is to EL, iStar or BREDS (as applicable) and the provisions of clauses (A), (B) and (C) below shall not apply if such assignment is to one of iStar’s or BREDS’s Affiliates):

(A) from the date hereof until the second anniversary of the Effective Time, any assignment or transfer of the right to designate an iStar Director or a BREDS Director (the “Director Designation Right”) under this Agreement shall be subject to the prior consent of the Board, such consent not to be unreasonably withheld, conditioned or delayed; provided, that, consent of the Board shall not be required for any assignment or transfer of (i) the Director Designation Right with respect to the iStar Director to BREDS, (ii) the Director Designation Right with respect to the BREDS Director to iStar or (iii) any Director Designation Right that is effected after the occurrence of an Event of Default;

(B) from the second anniversary of the Effective Time until the fifth anniversary of the Effective Time, iStar or BREDS may only assign or transfer its respective Director Designation Right to an Institutional Lender; provided, that, during such period, iStar or BREDS shall not be required to assign or transfer its Director Designation Right to an Institutional Lender, and may instead assign or transfer such right to any Person it desires, if such assignment or transfer is effected after the occurrence of an Event of Default;

(C) so long as no Event of Default has occurred and continued for 60 days or more, iStar or BREDS may not assign or transfer its Director Designation Right to any Person that is a Competitor of the Company;

(D) any assignment of rights under this Agreement by iStar or BREDS shall be in writing, and the assignor Party shall have delivered a fully executed copy of such assignment to the Company and the other Parties; and

(E) any assignee or transferee of iStar or BREDS shall have executed a joinder to this Agreement whereby such assignee shall have agreed to be bound by all of the provisions of this Agreement to the same extent, mutatis mutandis, applicable to iStar or BREDS, respectively, including without limitation, the provisions set forth in Sections 5(a), 5(b) 8(a) and 8(b) of this Agreement.

(ii) EL may assign its rights under this Agreement to an Affiliate of Elco, NA or of Joseph G. Lubeck, which assignee shall thereafter succeed to all of EL’s rights and obligations under this Agreement; provided, that:

(A) any assignment of rights under this Agreement by EL shall be in writing, and the assignor Party shall have delivered a fully executed copy of such assignment to the Company and the other Parties; and

(B) any assignee or transferee of El shall have executed a joinder to this Agreement whereby such assignee shall have agreed to be bound by all of the provisions of this Agreement to the same extent, mutatis mutandis, as applicable to EL, including without limitation, the provisions set forth in Sections 5(a) and 5(b) of this Agreement.

(g) Headings. The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

(h) Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by (i) the Company, (ii) each Party then entitled to designate a director of the Company pursuant to the provisions hereof (including, for the avoidance of doubt, BREDS, even if its right to designate a director pursuant to Section 1(f) is not yet effective) and (iii) Joseph G. Lubeck and Edward M. Kobel (for the limited purpose of amending the first sentence of Section 5(a) as it relates to Joseph G. Lubeck and Edward M. Kobel) (each Party described in this clause (ii) being an “Amending Party,” it being understood, for purposes of this Section 10(h), that no Party entitled at any time to designate a director hereunder shall cease to be an Amending Party unless and until such Party shall have expressly and permanently surrendered, forfeited or assigned any and all of such designation rights). Any Party may, only by an instrument in writing, waive compliance by any other Party with any term or provision hereof on the part of such other Party to be performed or complied with. The waiver by any Party of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.

(i) Interpretation; Absence of Presumption.

(i) For the purposes hereof, (A) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (B) the terms “hereof,” “herein,” “hereto” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule and paragraph references are to the Articles, Sections, Schedules and paragraphs to this Agreement unless otherwise specified; (C) all Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein; (D) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified; (E) the word “or” shall not be exclusive; (F) provisions shall apply, when appropriate, to successive events and transactions; (G) “dollar” or “$” means lawful currency of the United States.

(ii) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.

(iii) Capitalized terms used herein but not otherwise defined shall have the following meanings:

(A) “Affiliates” means, in respect of any Person, any other Person that is directly or indirectly controlling, controlled by, or under common control with such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means having, directly or indirectly, the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or by contract or otherwise. BREDS, iStar and the Company shall not be considered Affiliates of one another. Except as otherwise expressly provided, the Affiliates of EL shall be limited to Joseph Lubeck, Elco Holdings Ltd. and their respective Controlled Affiliates. Notwithstanding the foregoing, for purposes of this Agreement and the other Transaction Documents, iStar Financial, BREDS Financial and the Company shall not be considered Affiliates of one another.

(B) “Applicable Capitalization Rate” shall, as used in Schedule 2, have the meaning ascribed to it in the Articles Supplementary and, as used in Schedule 3, have the meaning ascribed to it in the Series E Articles Supplementary.

(C) “Approved Budget” means the budget of the Company for a fiscal year that has been approved by the iStar Representative and the BREDS Representative in accordance with Section 2(b) of Schedule 2 and by the iStar Series E Representative and the BREDS Series E Representative in accordance with Section 2(b) of Schedule 3.

(D) “Articles Supplementary” means the Company’s Articles Supplementary for the Series D Preferred Stock.

(E) “Asset Disposition Plan” shall, as used in Schedule 2, have the meaning ascribed to it in the Articles Supplementary and, as used in Schedule 3, have the meaning ascribed to it in the Series E Articles Supplementary.

(F) “Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

(G) “BREDS Group Holders” shall have the meaning ascribed to it in Section 3(b)(i) of Schedule 2.

(H) “BREDS Group Shares” shall have the meaning ascribed to it in Section 3(b)(i) of Schedule 2.

(I) “BREDS Representative” shall have the meaning ascribed to it in Section 3(b)(i) of Schedule 2.

(J) “BREDS Series E Representative” shall have the meaning ascribed to it in Section 3(b)(i) of Schedule 3.

(K) “Business Day” means each day, other than a Saturday or a Sunday, which is not a day on which banking institutions in New York are authorized or required by law, regulation or executive order to close.

(L) “Capital Stock” means all classes or series of stock of the Company as may be authorized from time to time, including, without limitation, Common Equity, the Series D Preferred Stock and the Series E Preferred Stock.

(M) “Capital Transaction” means the refinancing, sale, exchange, condemnation, recovery of a damage award or insurance proceeds (other than business or rental interruption insurance proceeds not reinvested in the repair or reconstruction of real property) or other disposition of any real property or interest (including equity capital transactions) therein.

(N) “Change of Control” means the occurrence of any of the following in one or a series of related transactions: (i) an acquisition after the Original Issue Date by any Person or “group” (as described in Rule 13d-5(b)(1) under the Exchange Act), other than pursuant to a Qualified Contribution Transaction, of more than 50% of the voting rights or equity interests in the Company; (ii) a merger or consolidation of the Company or a sale of 50% or more of the assets of the Company in one or a series of related transactions, unless (A) following such transaction or series of transactions, the holders of the Company’s securities prior to the first such transaction continue to hold at least 50% of the voting rights and equity interests in the surviving entity or acquirer of such assets, as applicable, or (B) the merger or consolidation is pursuant to a Qualified Contribution Transaction; (iii) a recapitalization, reorganization or other transaction involving the Company (excluding any IPO) that constitutes or could result in a transfer of more than 50% of the voting rights in the Company, other than pursuant to a Qualified Contribution Transaction; or (iv) the execution by the Company or its controlling stockholders of an agreement providing for or that will, upon consummation of the transactions contemplated thereby, result in any of the foregoing events.

(O) “Charter” means the Articles of Amendment and Restatement of the Company dated as of July 18, 2006, as amended by the Articles of Amendment dated as of December 7, 2007, the Second Articles of Amendment dated as of June 22, 2010, the Third Articles of Amendment dated as of December 28, 2010, and as amended and restated as of June 13, 2013, including as amended on the date hereof and as may thereafter be amended or restated.

(P) “Claim” means any claim or demand, or assertion of either of any claim or demand, by any Person (except for those included in the definition of “Proceeding”).

(Q) “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

(R) “Common Equity” shall mean all shares now or hereafter authorized of any class of common stock of the Company, including the Common Stock, and any other common stock of the Company, howsoever designated or authorized after the date hereof, which has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Common Stock.

(S) “Common Stock” means the common stock, $.01 par value per share, of the Company.

(T) “Common Units” means all common units of partnership interest now outstanding or hereafter authorized of any class of partnership interest of the Operating Partnership, howsoever designated, which has the right (subject always to prior rights of any class or series of preferred units) to participate in the distribution of the assets and earnings of the Operating Partnership without limit as to amount.

(U) “Competitor” means a Person that owns, directly or indirectly, 10,000 or more apartment units and that acquires, owns or leases such apartment units as its primary business, it being agreed and understood that such definition shall be deemed to not include any Person that is an investment bank, insurance company, trust company, commercial credit company, pension plan, pension fund, government entity or plan.

(V) “Component Entity” means any Person controlled by the Company or in which the Company holds any direct or indirect Equity Interest.

(W) “Control” (including the terms “controlled by” and “under common control with”) means having, directly or indirectly, the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or by contract or otherwise.

(X) “Current Dividend” shall, as used in Schedule 2, have the meaning ascribed to it in the Articles Supplementary and, as used in Schedule 3, have the meaning ascribed to it in the Series E Articles Supplementary.

(Y) “Dividend Period” shall, as used in Schedule 2, have the meaning ascribed to it in the Articles Supplementary and, as used in Schedule 3, have the meaning ascribed to it in the Series E Articles Supplementary.

(Z) “Equity Interest” means (i) in the case of a corporation, shares of stock, (ii) in the case of a general or limited partnership, partnership interests, (iii) in the case of a limited liability company, limited liability company interests, (iv) in the case of a trust, beneficial interests, and (v) in the case of any other Person that is not an individual, the comparable interests therein.

(AA) “Event of Default” shall mean the occurrence of a Series D Event of Default or a Series E Event of Default.

(BB) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(CC) “Existing Property” means any Property owned by the Company or any Component Entity as of the date hereof.

(DD) “Fifth-Year Redemption Date” shall, as used in Schedule 2, have the meaning ascribed to it in the Articles Supplementary and, as used in Schedule 3, have the meaning ascribed to it in the Series E Articles Supplementary.

(EE) “Future Property” means any Property acquired by, or contributed to, the Company or any Component Entity after the date hereof.

(FF) “GAAP” shall mean generally accepted accounting principles in the United States, consistently applied.

(GG) “Governmental Authority” means (i) anybody exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any governmental agency, department, board, commission or other instrumentality, whether national, territorial, federal, state, provincial, local, supranational or other authority, (ii) any organization of multiple nations, or (iii) any tribunal, court or arbitrator of competent jurisdiction.

(HH) “Guaranty” means any guaranty of the payment or performance of any Indebtedness or other obligation and any other arrangement whereby credit is extended to one obligor on the basis of any promise of another Person, whether that promise is expressed in terms of an obligation to pay the Indebtedness of such obligor, or to purchase an obligation owed by such obligor, or to purchase goods and services from such obligor pursuant to a take or pay contract, or to maintain the capital, working capital, solvency, or general financial condition of such obligor, whether or not any such arrangement is reflected on the balance sheet of such other Person or referred to in a note thereto.

(II) “Indebtedness” means, for any Person at the time of any determination, without duplication, all obligations, contingent or otherwise, of such Person that, in accordance with GAAP, should be classified upon the balance sheet of such Person as indebtedness, but in any event including: (i) all obligations for borrowed money; (ii) all obligations arising from installment purchases of property or representing the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables, and other current liabilities payable in less than one year, in each case incurred in the ordinary course of business on terms customary in the trade); (iii) all obligations evidenced by notes, bonds, debentures, acceptances, or instruments, or arising out of letters of credit or bankers’ acceptances issued for such Person’s account; (iv) all obligations, whether or not assumed, secured by any Lien or payable out of the proceeds or rent from any property or assets now or hereafter owned or acquired by such Person; (v) all obligations for which such Person is obligated pursuant to a Guaranty; (vi) all obligations under leases required to be capitalized in accordance with GAAP; (vii) all obligations for which such Person is obligated pursuant to any interest rate swap, interest rate cap, interest rate collar, or other interest rate hedging agreement or arrangement or other derivative agreements or arrangements; and (viii) all obligations of such Person upon which interest charges are customarily paid or accrued; provided, however, that Indebtedness shall not include the Series D Preferred Stock, the Series D Preferred Partnership Units, the Series E Preferred Stock and the Series E Preferred Partnership Units.

(JJ) “Independent REIT Review” shall, as used in Schedule 2, have the meaning ascribed to it in the Articles Supplementary and, as used in Schedule 3, have the meaning ascribed to it in the Series E Articles Supplementary.

(KK) “Institutional Lender” shall have the meaning set forth on Schedule 1.

(LL) “IPO” shall mean the consummation of the initial closing (without regard for any closing of any associated “green shoe”) of the first underwritten public offering of shares of Common Stock registered under the United States Securities Act of 1933, as amended, that occurs after the Original Issue Date and, in conjunction with which, such shares of Common Stock are listed for trading on the NYSE.

(MM) “iStar Group Holders” shall have the meaning ascribed to it in Section 3(a)(i) of Schedule 2.

(NN) “iStar Group Shares” shall have the meaning ascribed to it in Section 3(a)(i) of Schedule 2.

(OO) “iStar Representative” shall have the meaning ascribed to it in Section 3(a)(i) of Schedule 2.

(PP) “iStar Series E Representative” shall have the meaning ascribed to it in Section 3(a)(i) of Schedule 3.

(QQ) “Junior Stock” means, as the case may be, (i) the Common Equity and any other class or series of stock of the Company which is not entitled to receive any dividends in any period unless all dividends required to have been paid or declared and set apart for payment on the Series D Preferred Stock (and any Parity Stock) shall have been so paid or declared and set apart for payment, (ii) the Common Equity and any other class or series of stock of the Company which is not entitled to receive any assets upon liquidation, dissolution or winding up of the affairs of the Company until the Series D Preferred Stock (and any Parity Stock) shall have received the entire amount to which such Series D Preferred Stock (and any Parity Stock) is entitled upon such liquidation, dissolution or winding up or (iii) the Common Equity and any other class or series of stock of the Company ranking junior to the Series D Preferred Stock (and any Parity Stock) in respect of the right to redemption.

(RR) “Key Person” shall, as used in Schedule 2, have the meaning ascribed to it in the Articles Supplementary and, as used in Schedule 3, have the meaning ascribed to it in the Series E Articles Supplementary.

(SS) “Lien” means any security interest, lien, pledge (including any negative pledge or cash pledge), charge, encumbrance, mortgage, indenture, security agreement or other similar agreement, arrangement, contract, commitment or obligation, relating in any way to credit or the borrowing of money.

(TT) “Limited Partnership Agreement” shall mean that certain Agreement of Limited Partnership of the Operating Partnership, as such agreement may be amended from time to time.

(UU) “Mandatory Redemption Date” shall, as used in Schedule 2, have the meaning ascribed to it in the Articles Supplementary and, as used in Schedule 3, have the meaning ascribed to it in the Series E Articles Supplementary.

(VV) “Material Contract” means any contract, agreement or arrangement or other binding obligation, whether written or oral (including, without limitation, loan documents, material term sheets, commitment letters and agreements relating to any construction project) either (i) not contemplated by the Approved Budget then in effect or (ii) pursuant to which the Company and/or any Component Entity is entitled to receive, or obligated to pay, more than $1,000,000 in any fiscal year or (iii) that requires the Company or any Component Entity to redeem any shares of Capital Stock or any Component Entity in cash or, other than pursuant to a Qualified Contribution Transaction, in-kind.

(WW) “Maximum Preferred Equity Investment LTV” shall, as used in Schedule 2, have the meaning ascribed to it in the Articles Supplementary and, as used in Schedule 3, have the meaning ascribed to it in the Series E Articles Supplementary.

(XX) “Maximum Senior Loan LTV Ratio” shall, as used in Schedule 2, have the meaning ascribed to it in the Articles Supplementary and, as used in Schedule 3, have the meaning ascribed to it in the Series E Articles Supplementary.

(YY) “Minimum Senior Loan Debt Yield” shall, as used in Schedule 2, have the meaning ascribed to it in the Articles Supplementary and, as used in Schedule 3, have the meaning ascribed to it in the Series E Articles Supplementary.

(ZZ) “Miscellaneous Amounts” shall, as used in Schedule 2, have the meaning ascribed to it in the Articles Supplementary and, as used in Schedule 3, have the meaning ascribed to it in the Series E Articles Supplementary.

(AAA) “Net Operating Cash Flow” shall, as used in Schedule 2, have the meaning ascribed to it in the Articles Supplementary and, as used in Schedule 3, have the meaning ascribed to it in the Series E Articles Supplementary.

(BBB) “Optional Redemption Event” shall, as used in Schedule 2, have the meaning ascribed to it in the Articles Supplementary and, as used in Schedule 3, have the meaning ascribed to it in the Series E Articles Supplementary.

(CCC) “Parity Stock” means, as the case may be, (i) any class or series of stock of the Company which is entitled to receive payment of dividends on a parity with the Series D Preferred Stock, (ii) any class or series of stock of the Company which is entitled to receive assets upon liquidation, dissolution or winding up of the affairs of the Company on a parity with the Series D Preferred Stock or (iii) any class or series of stock of the Company which is entitled to receive payment upon redemption thereof on a parity with the Series D Preferred Stock.

(DDD) “Permitted Budget Variance” shall mean, with respect to any top level line item category in the Approved Budget (e.g., ADV-Leasing-Resident expense, Administrative Expenses, Property Maintenance Exp, Utility, Payroll, Real Estate Taxes, Property Insurance, Property Management Fees and Total Debt Service or such similar categories to be agreed upon in the Approved Budget) then in effect, an amount in excess of 15% of such line item; provided, however, that the aggregate of all line item variance shall not exceed 10% of the total expenses in the Approved Budget.

(EEE) “Person” means any individual, partnership, limited partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, or other entity.

(FFF) “PIK Dividend” shall, as used in Schedule 2, have the meaning ascribed to it in the Articles Supplementary and, as used in Schedule 3, have the meaning ascribed to it in the Series E Articles Supplementary.

(GGG) “Proceeding” means any action, claim, audit or other inquiry, hearing, investigation, suit or other charge or proceeding (whether civil, criminal, administrative, investigative, formal or informal) by or before any Governmental Authority or before an arbitrator or arbitral body or mediator.

(HHH) “Property” means, as of any date of determination, any property acquired, owned or leased by the Company or any Component Entity on or prior to such date, and all of such properties are collectively referred to herein as the “Properties.”

(III) “Pro Rata Basis” shall, as used in Schedule 2, have the meaning ascribed to it in the Articles Supplementary and, as used in Schedule 3, have the meaning ascribed to it in the Series E Articles Supplementary.

(JJJ) “Qualified Contribution Transaction” shall, as used in Schedule 2, have the meaning ascribed to it in the Articles Supplementary and, as used in Schedule 3, have the meaning ascribed to it in the Series E Articles Supplementary.

(KKK) “Redemption Price” has the meaning ascribed to it in the Articles Supplementary.

(LLL) “Representatives” means the iStar Representative and the BREDS Representative.

(MMM) “REIT” means any real estate investment trust complying with the requirements of Sections 856 through 860 of the Code and the Regulations related thereto.

(NNN) “REIT Determination Event” shall, as used in Schedule 2, have the meaning ascribed to it in the Articles Supplementary and, as used in Schedule 3, have the meaning ascribed to it in the Series E Articles Supplementary.

(OOO) “Regulations” shall mean the Treasury Regulations promulgated under the Code as such regulations may be amended from time to time (including the corresponding provisions of succeeding regulations).

(PPP) “Related Person” means any employee, officer, or director of any of the Company or any of its direct or indirect subsidiaries, any member of his or her immediate family, or any Person controlled by any of the foregoing Persons, or in which any of the foregoing Persons owns any direct, indirect, economic or beneficial interest.

(QQQ) “Required Reserves” means all reserves required to be maintained under the terms of the Secured Property Debt and in any event a replacement reserve of at least $300 per unit per annum (less any amounts required by senior lenders) (subject to re-evaluation and increase to the greater of $300 or such amount as may be determined by both the iStar Representative and the BREDS Representative upon notice to the Company provided, however, that, from the date that is the second anniversary of the closing of the transactions contemplated by the SPA, if within 30 days of receiving notice, the Company notifies the iStar Representative and the BREDS Representative that it objects to such determination, the appropriate replacement reserve shall be the amount determined by a majority of the Independent Directors of the Board, which shall exclude the iStar Director and the BREDS Director; provided, further, that the replacement reserve with respect to the portfolio of real estate assets commonly referred to as the “Mission Portfolio” and the “DRA Portfolio” (if acquired) shall, in each case, remain at $300 per unit per annum), which reserves may be held in a single account unless otherwise required under the Secured Property Debt.

(RRR) “Sale Proceeds” means the proceeds of a Capital Transaction after payment or adequate provision for reasonable and customary transaction expenses payable to third parties, the payment of Indebtedness secured by any Property that was the subject of the Capital Transaction and any reserves set forth in the Approved Budget or approved by the both the iStar Representative and the BREDS Representative in their reasonable discretion.

(SSS) “SEC Reports” shall mean, collectively, all reports, schedules, forms, statements and other documents filed or furnished or to be filed or furnished by the Company with the U.S. Securities and Exchange Commission, including, without limitation, proxy information and solicitation materials, in each case, in the form and with the substance prescribed by either such act or such rules or regulations.

(TTT) “Section 8(l) Proceeds” shall, as used in Schedule 2, have the meaning ascribed to it in the Articles Supplementary and, as used in Schedule 3, have the meaning ascribed to Section 8(k) Proceeds in the Series E Articles Supplementary.

(UUU) “Secured Property Debt” means Indebtedness secured by a Lien on any Property or any interest in Property (including, without limitation, capital interests).

(VVV) “Senior Credit Facility” means the Credit Agreement dated as of March 7, 2013, among the Company, the Operating Partnership, certain subsidiaries of the Operating Partnership, Bank of America, N.A., Citibank, N.A. and the other parties named therein as in effect on the Original Issue Date.

(WWW) “Senior Stock” shall, as used in Schedule 2, have the meaning ascribed to it in the Articles Supplementary and, as used in Schedule 3, have the meaning ascribed to it in the Series E Articles Supplementary.

(XXX) “Series D Event of Default” shall have the meaning ascribed to “Event of Default” in the Articles Supplementary.

(YYY) “Series D Holder” means a holder of Series D Preferred Stock, Series D Preferred Partnership Units and/or Series D Common Stock.

(ZZZ) “Series D Preferred Partnership Units” means the 8.75% Series D Cumulative Preferred Units of the Operating Partnership.

(AAAA) “Series D Preferred Stock” means shares of 8.75% Series D Cumulative Non-Convertible Preferred Stock, par value $0.01 per share, of the Company.

(BBBB) “Series E Articles Supplementary” means the Company’s Articles Supplementary for the Series E Preferred Stock.

(CCCC) “Series E Event of Default” shall have the meaning ascribed to “Event of Default” in the Series E Articles Supplementary.

(DDDD) “Series E Holder” means a holder of Series E Preferred Stock, Series E Preferred Partnership Units and/or Series E Common Stock.

(EEEE) “Series E Preferred Partnership Units” means the 9.25% Series E Cumulative Non-Convertible Preferred Partnership Units of the Operating Partnership.

(FFFF) “Series E Preferred Stock” means shares of 9.25% Series E Cumulative Non-Convertible Preferred Stock, par value $0.01 per share, of the Company.

(GGGG) “Series E Redemption Price” shall have the meaning ascribed to the term Redemption Price in the Series E Articles Supplementary.

(HHHH) “Tax Protection Agreement” means any agreement whereby the Company or a Component Entity agrees with one or more Persons to (i) not engage in any transaction that will give rise to income or gain for federal income tax purposes with respect to a Property, (ii) compensate any Person in the event of a transaction described in clause (i) with respect to a Property, or (iii) enter into any agreement containing a combination of features described in clause (i) or (ii).

(IIII) “Warrants” means warrants to purchase shares of Common Stock issued pursuant to that certain Securities and Purchase Agreement, dated as of August 3, 2012, entered into by the Company with OPT and those certain Contribution Agreements, dated as of August 3, 2012, entered into by the Company with DB.

(j) Severability. If any provision of this Agreement or the application of such provision to any Person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to Persons or circumstances, other than the Party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.

(k) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10(k).

(l) Further Assurances. The Parties agree that, from time to time, each of them will, and will cause their respective Affiliates to, execute and deliver such further instruments and take such other action as may be necessary to carry out the purposes and intents hereof.

(m) Share Adjustments. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization affecting such shares occurring after the date of this Agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed the day and year first above written.

COMPANY:

LANDMARK APARTMENT TRUST OF AMERICA, INC.

By:	/s/ Stanley J. Olander, Jr.
Name: Stanley J. Olander, Jr.
Title: Chief Executive Officer

[Signature Page to Amended and Restated Corporate Governance Agreement]

EL:

ELCO LANDMARK RESIDENTIAL HOLDINGS LLC

By: JLCo, LLC, a Florida limited liability company, its manager

By:	/s/ Joseph G. Lubeck
Name: Joseph G. Lubeck Title:

[Signature Page to Amended and Restated Corporate Governance Agreement]

DB:

DK LANDMARK, LLC

By:	DeBartolo Development, LLC
its Manager

By:	/s/ Edward M. Kobel
Name: Edward M. Kobel
Title: Manager

[Signature Page to Amended and Restated Corporate Governance Agreement]

iSTAR in its capacity as a holder of Series D Preferred Stock and Series E Preferred Stock and as the iStar Representative and the iStar Series E Representative:

iSTAR APARTMENT HOLDINGS LLC

By:	iSTAR FINANCIAL INC., a Maryland corporation, as Sole Member

	By:	/s/ Samantha K. Garbus
Name: Samantha K. Garbus
Title: Senior Vice President

[Signature Page to Amended and Restated Corporate Governance Agreement]

BREDS in its capacity as a holder of Series D Preferred Stock and Series E Preferred Stock and as the BREDS Representative and the BREDS Series E Representative:

BREDS II Q LANDMARK LLC

By:	BREDS II Q-AIV L.P., its Managing Member

By:	BLACKSTONE REAL ESTATE DEBT STRATEGIES ASSOCIATES II L.P., its General Partner

	By:	BREDS II GP L.L.C., its General Partner

		By:	/s/ Randall Rothschild
Name: Randall Rothschild
Title: Chief Operating Officer

[Signature Page to Amended and Restated Corporate Governance Agreement]

For the limited purposes of the covenants set forth in Section 5(a), the undersigned hereby executes this Agreement in his capacity as a holder of Capital Stock.

/s/ Joseph G. Lubeck

[Signature Page to Amended and Restated Corporate Governance Agreement]

For the limited purposes of the covenants set forth in Section 5(a), the undersigned hereby executes this Agreement in his capacity as a holder of Capital Stock.

/s/ Edward M. Kobel

[Signature Page to Amended and Restated Corporate Governance Agreement]

EXHIBIT A

[        ] [        ], 2013

Board of Directors

Landmark Apartment Trust of America, Inc.

To the Board of Directors:

I hereby tender my conditional resignation, as a member of the board of directors of Landmark Apartment Trust of America, Inc., a Maryland corporation (the “Company”), and as a member of any and all committees thereof, upon the terms set forth herein. I acknowledge that (i) my execution and delivery of this letter is a condition to my eligibility to serve in such capacity, (ii) this letter shall be deemed reaffirmed, upon each and every subsequent instance of my election or re-election to the board of directors of the Company, by my acceptance of such position (whether or not in writing) without the requirement of re-execution or re-delivery of a letter of like tenor, and (iii) other than with respect to the conditions set forth herein, this letter shall be irrevocable.

My resignation herein tendered shall be effective upon, and only upon, a determination by the board of directors of the Company that I do not satisfy the independence standards of both (1) the Company’s charter and bylaws, as in effect on the date hereof, and (2) the New York Stock Exchange.

Sincerely,

[INSERT NAME OF DIRECTOR]

SCHEDULE 1

Institutional Lenders

“Institutional Lender” means any of the following that is not a Competitor:

(A) a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, provided, that any such Person referred to in this clause (A) satisfies the Eligibility Requirements;

(B) an investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended, provided, that any such Person referred to in this clause (B) satisfies the Eligibility Requirements;

(C) an institution substantially similar to any of the Persons described in clause (A), (B) or (E) of this definition that satisfies the Eligibility Requirements;

(D) any Person Controlled by, Controlling or under common Control with any one or more of the Persons described in clause (A), clause (B) or clause (C), above or clause (E) below of this definition (provided, that for this purpose, such Person and all such other Persons shall be aggregated as if they were one Person for purposes of measuring compliance with clause (i) of the Eligibility Requirements); or

(E) an investment fund, limited liability company, limited partnership or general partnership where (I) a Permitted Fund Manager acts (directly or indirectly) as general partner, managing member or fund manager, and (II) at least fifty percent (50%) of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more of the following: iSTAR, BREDS or any of their respective Affiliates, any other Institutional Lender described in clauses (A) through (D) above, an institutional “accredited investor”, within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended, and/or a “qualified institutional buyer” or both within the meaning of Rule 144A promulgated under the Securities Act of 1933, as amended, provided such institutional “accredited investors” or “qualified institutional buyers” that are used to satisfy the fifty percent (50%) test set forth above in this clause (E) satisfy the financial tests in clause (i) of the definition of Eligibility Requirements.

“Eligibility Requirements” means, with respect to any Person, that such Person (i) has total assets (in name or under management or advisement and including uncalled irrevocable capital commitments) in excess of $300,000,000 and (except with respect to a pension advisory firm, asset manager, registered investment advisor or manager or similar fiduciary) either (x) capital/statutory surplus or shareholders’ equity of at least $100,000,000 (including uncalled irrevocable capital commitments) or (y) market capitalization of at least $100,000,000, and (ii) is regularly engaged in the business of making or owning (or, in the case of a pension advisory firm, asset manager, registered investment advisor or manager or similar fiduciary, regularly engaged in managing investments in) commercial real estate loans or interests therein (which may include participations and mezzanine loans to direct or indirect owners of commercial properties, which loans are secured by pledges of direct or indirect ownership interests in the owners of such commercial properties), originating preferred equity investments, owning or operating commercial properties or making investments in commercial real estate.

“Permitted Fund Manager” means any Person that on the date of determination is not subject to a Proceeding and is (i) one of the Persons listed below or any other nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, or (ii) a Person that is an Institutional Lender, in each case which is investing through a fund or funds with aggregate committed capital under management of at least $500,000,000.

1.	Apollo Global Real Estate

2.	Colony Capital, LLC / Colony Financial, Inc.

3.	Praedium Group

4.	Lonestar Funds

5.	One William Street Capital Management, L.P.

6.	Garrison Investment Group

7.	LoanCore Capital

8.	Rockpoint Group

9.	Torchlight Investors

10.	Westbrook Partners

11.	WestRiver Capital

12.	Rimrock Capital Management

13.	H/2 Capital Partners

14.	Square Mile

15.	Alliance Bernstein

16.	Wheelock

17.	Morgan Stanley

18.	Northstar

19.	Northwoods

20.	Almanac

SCHEDULE 2

Section 1. Redemptions.

(a) Restrictions Applicable After a Failure to Redeem. Without limitation to the rights of the holders of Series D Preferred Stock under Section 2(a) hereof and Section 8(c) of the Articles Supplementary, upon the occurrence of an Optional Redemption Event and until the date on which all of the Series D Preferred Stock has been redeemed in full in accordance with the terms of the Articles Supplementary, the Company shall not take any of the following actions, directly or through any Component Entity, unless the corresponding restriction is waived in writing by both the iStar Representative and the BREDS Representative:

(i)	declare or pay distributions on Junior Stock (except as otherwise set forth in Section 8(d) or 8(e) of the Articles Supplementary) or with respect to Parity Stock;

(ii)	redeem any outstanding Junior Stock;

(iii)	effect any Qualified Contribution Transaction;

(iv)	acquire any real property asset or assets, or any interest therein;

(v)	sell any real property asset or assets, or any interest therein; or

(vi)	incur or enter into any agreement, contract, commitment or other obligation to incur any Indebtedness, including for the purpose of refinancing existing Indebtedness.

(b) Redemption and Exchange. Upon (i) the failure to redeem all shares of Series D Preferred Stock after a Mandatory Redemption Date, (ii) the occurrence of a REIT Determination Event or (iii) the Company’s counsel fails to deliver the favorable opinion required by Section 10 hereof and Section 18 of the Articles Supplementary within the time frame set forth in Section 10 hereof and Section 18 of the Articles Supplementary, the iStar Representative and/or the BREDS Representative, individually or jointly, may notify the Company that the iStar Representative and/or the BREDS Representative (as applicable) are foreclosing upon the pledge of the Series D Preferred Partnership Units held by the Company under the terms of the Pledge Agreement (the date of delivery of such written notice, the “Exchange Trigger Date”), the Company shall redeem each share of outstanding Series D Preferred Stock (all such shares, the “Exchange Shares”), in each case, for (i) a Series D Preferred Partnership Unit and (ii) a number of shares of Series D Common Stock equal to the quotient obtained by dividing (x) the number of Exchange Shares divided by 10,000 by (y) the number of Exchange Shares.

(i)	Exchange Date. The date of redemption of the Exchange Shares and transfer of the Series D Preferred Partnership Units and the shares of Series D Common Stock shall be the date that is two days after an Exchange Trigger Date.

Sch 2-1

(ii)	Redemption of Exchange Shares. Upon the transfer of the Series D Preferred Partnership Units and the issuance of shares of Series D Common Stock in accordance with this Section 1(b) and Section 6(i) of the Articles Supplementary, such Exchange Shares shall be retired and shall not be reissued.

Section 2. Consent Rights.

(a) Protective Provisions. Notwithstanding anything herein to the contrary, so long as any shares of Series D Preferred Stock remain outstanding, the Company shall not, and shall cause any Component Entity not to, without the prior written consent of both the iStar Representative and the BREDS Representative:

(i)	(A) other than the issuance of up to $60,000,000, in the aggregate, in Series D Preferred Stock or Parity Stock to BREDS and/or its Affiliates authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of Senior Stock or Parity Stock, or reclassify any authorized shares of Capital Stock into Senior Stock or Parity Stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any Senior Stock or Parity Stock; (B) issue shares of Series D Preferred Stock and Parity Stock to any Person, including iStar, BREDS or their respective Affiliates and except as is otherwise contemplated by the Securities Purchase Agreement or (C) authorize, create or issue any class of Junior Stock that gives the holders thereof the right to participate in, interfere with or restrict the management or operations of the Company or the Component Entities (including, the right to designate a director) or prohibits the holders of the Series D Preferred Stock from exercising their rights and remedies hereunder

(ii)	amend, alter or repeal any provisions of the terms of the Series D Preferred Stock as set forth herein and in the Articles Supplementary (the “Series D Preferred Terms”), or the terms of any other Transaction Document, whether by merger, consolidation, transfer or conveyance of all or substantially all of its assets or otherwise;

(iii)

amend, alter or repeal the provisions of the Charter or the bylaws of the Company or the certificate of limited partnership or the agreement of limited partnership of the Operating Partnership, whether by merger, consolidation, transfer or conveyance of all or substantially all of its assets or otherwise, other than such changes as may be required to effectuate the issuance of Junior Stock or otherwise not prohibited by this Schedule 2 and permitted by the Articles Supplementary, which would not alter or modify the terms of the Series D Preferred Stock, as set forth in the Transaction Documents, in any manner, or Parity Stock specifically permitted by Section 2(a)(i) hereof and Section 8(c)(i) of the Articles Supplementary; provided, further, that prior to effecting any such change in reliance thereon, the Company (A) no later than 10 Business Days

Sch 2-2

before effecting any such change and issuing such Junior Stock, shall have provided a reasonable description of the particulars of the change together with a draft of the proposed amendment to the holders of all Series D Preferred Stock, and (B) if requested by the iStar Representative or the BREDS Representative within 5 Business Days after receipt of such notice, the Company shall refrain from effecting such change until any questions or concerns raised by the iStar Representative or the BREDS Representative have been resolved to their respective reasonable satisfaction; notwithstanding the foregoing, in no event shall the Company amend its bylaws to grant a director, other than a Preferred Stock Director, more than one vote on any matter presented to the Board or increase the size of the Board to a number of members greater than 11;

(iv)	amend, alter or repeal the provisions of the charter or the bylaws or other governing instrument or constitutional document of any Component Entity (other than the Operating Partnership), whether by merger, consolidation, transfer or conveyance of all or substantially all of its assets or otherwise, so as to adversely affect any right, preference, privilege, obligation or voting power of the Series D Preferred Stock or holders thereof;

(v)

incur or permit any Component Entity to incur, or enter into any agreement, contract, commitment or other obligation to incur, any Indebtedness (including, without limitation, any Indebtedness to refinance then existing Indebtedness and any accordion feature with respect to any Indebtedness, whether with respect to any Existing Property or otherwise, but excluding, for the purposes of this Section 2(a)(v), any Indebtedness with respect to any Future Property); provided, that the incurrence of Indebtedness shall be allowed if (A) the aggregate Indebtedness of the Company and all Component Entities at no time shall exceed the amount of such aggregate Indebtedness (measured in dollars) as of the Original Issue Date as set forth in the Schedule B attached to the SPA at the time of such determination, (B) if (x) the aggregate Indebtedness of the Company and all Component Entities with respect to any one Existing Property at no time shall exceed the greater of (1) the amount of such aggregate Indebtedness (measured in dollars) with respect to such Property as of the Original Issue Date and (2) 70% of the value of such Property, in each case, at the time of such determination, (C) the Indebtedness would not result in a breach of any Financial Covenant and (D) such Indebtedness does not restrict or adversely affect any of the rights of the Series D Holders and/or the Series D Preferred Stock, or otherwise prevent the Series D Holders from exercising their rights, under any Transaction Document in any manner (including, without limitation, in connection with “event of default”, “change of control” or lock-out restrictions with respect to such Indebtedness; provided, however, that, for the purpose of this clause (D), a contract for Indebtedness will not be deemed to restrict or adversely affect any of the rights of the Series D Holders and/or the Series D Preferred Stock, or otherwise prevent the Series D Holders from

Sch 2-3

exercising their rights solely because of a “change of control” provision contained therein if such “change of control” provision is substantially similar to the “change of control” provisions used in contracts for the Properties known as Landmark at Grand Meadow, Landmark at Greenbrooke Commons, Barton Creek, Milana Reserve or Reserve at Mill Landing shall not be deemed to restrict or adversely affect any of the rights of the Series D Holders and/or the Series D Preferred Stock);

(vi)	incur or permit any Component Entity to incur, or enter into any agreement, contract, commitment or other obligation to incur, Indebtedness (including, without limitation, any Indebtedness to refinance then existing Indebtedness) with respect to any Future Property (including, without limitation, any such Future Property acquired pursuant to a Qualified Contribution Transaction), except (A) that with respect to and solely for the purposes of closing the acquisition of the Future Properties set forth on Schedule B attached to the SPA, Indebtedness up to the amount set forth on such Schedule B for such Future Properties may be incurred without requiring the prior approval of the Representatives; provided, however, that nothing contained herein shall permit such Indebtedness to be excluded from the calculations of Indebtedness for purposes of clauses (B)(x)-(z) below following the closing of the acquisition for such Future Properties (including any refinancing of such Indebtedness) and provided, further that clause B(w) below shall also apply to any refinancing of such Indebtedness) or (B) that to the extent such Indebtedness would not (w) exceed 60% (or such greater percentage, up to 70%, as the Board of Directors may approve) of the purchase price (including closing costs and expenses) of such Future Property, (x) cause the Company or any Component Entity to be unable to comply with any Financial Covenant, (y) restrict or adversely affect any of the rights or remedies of the Series D Holders and/or the Series D Preferred Stock, or otherwise prevent the Series D Holders from exercising their rights, under any Transaction Document in any manner (including, without limitation, in connection with “event of default”, “change of control” or lock-out restrictions with respect to such Indebtedness; provided, however, that, for the purpose of this clause (y), a contract for Indebtedness will not be deemed to restrict or adversely affect any of the rights of the Series D Holders and/or the Series D Preferred Stock, or otherwise prevent the Series D Holders from exercising their rights solely because of a “change of control” provision contained therein if such “change of control” provision is substantially similar to the “change of control” provisions used in contracts the Properties known as Landmark at Grand Meadow, Landmark at Greenbrooke Commons, Barton Creek, Milana Reserve or Reserve at Mill Landing shall not be deemed to restrict or adversely affect any of the rights of the Series D Holders and/or the Series D Preferred Stock) or (z) allow for any recourse against the Company or any Component Entity other than the entity incurring the Indebtedness (other than for customary covenant matters such as fraud, misappropriation and environmental matters and other than the Indebtedness under the Senior Credit Facility);

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(vii)	fail to satisfy any of the following financial covenants (each, a “Financial Covenant” and collectively, the “Financial Covenants”), tested as of (1) in the case of the Financial Covenants set forth in Section 2(a)(vii)(A) – (C) of this Schedule 2 and Section 8(c)(vii)(A) – (C) of the Articles Supplementary, the end of each fiscal quarter beginning with the fiscal quarter ending March 31, 2014 and (2) in the case of the Financial Covenant set forth in Section 2(a)(vii)(D) of this Schedule 2 and Section 8(c)(vii)(D) of the Articles Supplementary, December 31, 2013:

(A)	a Maximum Senior Loan LTV Ratio not exceeding 70%, calculated, using the Applicable Capitalization Rate (the “LTV Formula”);

(B)	a Minimum Senior Loan Debt Yield of 8.75%;

(C)	a Maximum Preferred Equity Investment LTV not exceeding 80% (calculated using the LTV Formula); or

(D)	65 million Common Units (excluding any Common Units held by the Company) and shares of Common Equity, in each case, outstanding in the aggregate;

(viii)	engage in any transaction between the Company or any Component Entity, on the one hand, and any Affiliate (including iStar, BREDS or their Affiliates for the purpose of this Section 2(a)(viii)) of the Company or such Component Entity, on the other hand (such a transaction, an “Affiliate Transaction”), other than (A) any Qualified Contribution Transaction (but only to the extent that in respect of any such Qualified Contribution Transaction (1) one or more Preferred Stock Directors were either (x) present at all meetings of the Board during which such Qualified Contribution Transaction was considered or (y) were appointed to the committee of the Board charged with evaluating Affiliate Transactions, and were present at all committee meetings during which such Qualified Contribution Transaction was considered; (2) the Company receives an appraisal with respect to such Qualified Contribution Transaction, prior to its consummation, from a third-party appraiser selected by the Company and reasonably acceptable to both the iStar Representative and the BREDS Representative; and (3) the prior written consent of the iStar Representative and the BREDS Representative would not have been required if such Qualified Contribution Transaction was not an Affiliate Transaction, either pursuant to the Series D Preferred Terms or under applicable law) and (B) any property management agreement between the Company and any Component Entity that is a “taxable REIT subsidiary” (as defined in section 856(l) of the Code);

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(ix)	enter into any transaction or take any corporate action which could reasonably be expected to result in, or suffer to exist, a Change of Control;

(x)	take any corporate action in the furtherance of, or suffer to exist, any of the following:

(A)	the commencement by the Company or any Component Entity of a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent;

(B)	the consent by the Company or any Component Entity to the entry of a decree or order for relief in respect of the Company or such Component Entity in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it;

(C)	the filing of a petition or answer or consent by the Company or a Component Entity seeking reorganization or relief under any applicable federal or state law;

(D)	the Company or any Component Entity:

(1)	consenting to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or such Component Entity or of any substantial part of its property;

(2)	making an assignment for the benefit of creditors; or

(3)	admitting in writing its inability to pay its debts generally as they become due.

(xi)	fail to maintain the Required Reserves;

(xii)	declare or pay distributions on Junior Stock (except as permitted in Section 8(d), 8(e) or 8(j) of the Articles Supplementary);

(xiii)	redeem, purchase, subscribe for or otherwise acquire any outstanding Capital Stock, Common Units or preferred units issued by the Operating Partnership except for (A) in the case of Common Units, by conversion into or exchange for other shares of any class or series of Junior Stock and (B) in the case of Series D Preferred Stock, in accordance with Section 6 or Section 7 of the Articles Supplementary.

(xiv)	expend or incur any amount during a fiscal year in excess of the Permitted Budget Variance;

Sch 2-6

(xv)	enter into, amend, modify or terminate any Material Contract (provided, that upon the Company requesting approval from the iStar Representative and BREDS Representative to enter into, amend, modify or terminate a Material Contract, the iStar Representative and BREDS Representative shall respond to the Company’s request for approval within ten Business Days and the failure of both Representatives to respond shall be deemed approval by the iStar Representative and the BREDS Representative; provided, further, that the if the iStar Representative or BREDS Representative notify the Company within such ten Business Day period of its need for additional time to evaluate the Material Contract, the iStar Representative or BREDS Representative shall have such additional time to review as is reasonably necessary);

(xvi)	enter into or allow any Component Entity to enter into any Tax Protection Agreement or amend any Tax Protection Agreement unless such agreement or amendment subordinates all rights to payment thereunder by a Component Entity to the rights of the holders of Series D Preferred Stock and the holders of Series D Preferred Partnership Units and is otherwise reasonably acceptable to the iStar Representative and the BREDS Representative;

(xvii)	appoint or replace a Key Person;

(xviii)	incur any portfolio or asset-level Indebtedness that would cause the failure of any Financial Covenant or of the terms of Section 2(a)(v) – (vi) hereof or Section 8(c)(v) – (vi) of the Articles Supplementary;

(xix)	take any action, grant any consent, waive any rights or make any election in its capacity as a holder of Series D Preferred Partnership Units;

(xx)	sell or dispose of any asset (whether directly or indirectly) held by the Company or by any Component Entity; provided, however, that (A) any sale pursuant to an Asset Disposition Plan approved by the iStar Representative and the BREDS Representative in accordance with Section 6(b) of the Articles Supplementary (B) any sale effected as a single transaction or a series of related transactions to a third party and its Affiliates for less than $25,000,000 (provided, that 100% of the Sale Proceeds therefrom are distributed to the holders of Series D Preferred Stock) or (C) the sale of the Baypoint Property (provided, that 100% of the Sale Proceeds are used to finance acquisitions of the Collin Creek property and the Spring Creek property), shall be permitted without the prior written consent of the iStar Representative and the BREDS Representative pursuant to this Section 2(a)(xx);

(xxi)	amend an Approved Budget or otherwise fail to comply with the provisions of Section 2(g) of this Schedule 2;

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(xxii)	enter into or conduct any business (whether directly or indirectly), other than in connection with (A) the ownership, acquisition and disposition of interests in the Operating Partnership; (B) the management of the business of the Operating Partnership; (C) the operation of the Company as a reporting company with a class of securities registered under the Exchange Act; (D) the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests; (E) the financing or refinancing of any type related to the Operating Partnership or its assets or activities; (F) any of the foregoing activities as they relate to a subsidiary of the Operating Partnership; and (G) such activities as are incidental thereto;

(xxiii)	enter into any property management agreement for Properties acquired by the Company or any of its Component Entities, unless such agreements are (A) subject to a subordination agreement, (B) in form and substance reasonably acceptable to the iStar Representative and the BREDS Representative, in favor of the iStar Group Holders and the BREDS Group Holders and (C) shall allow the iStar Representative and the BREDS Representative, subject to the rights of applicable senior lenders, to terminate and/or enforce such subordination agreement upon an Event of Default;

(xxiv)	issue any shares of Common Stock for a price per share that is less than $8.15 or issue any shares of Junior Stock other than Common Stock at a price per share that is less than a price per share that is economically equivalent to $8.15 for a share of Common Stock after taking into account any adjustments to such price as a result of the rights, obligations and terms of such Junior Stock (as determined by a majority of the Independent Directors of the Board);

(xxv)	declare, make or pay any dividend or other distribution to the extent not permitted herein;

(xxvi)	replace the auditor of the Company or of any Component Entity with any auditor other than Ernst & Young, PricewaterhouseCoopers, Deloitte & Touche or KPMG;

(xxvii)

enter into or amend any contract, agreement, arrangement or binding obligation (including, without limitation, any joint venture agreement or agreement relating to Indebtedness) which would otherwise restrict the ability of the Series D Holders to exercise their rights under any Transaction Document (provided, however, that for the purpose of this clause (xxvii), a contract for Indebtedness will not be deemed to restrict or adversely affect any of the rights of the Series D Holders and/or the Series D Preferred Stock, or otherwise prevent the Series D Holders from exercising their rights solely because of a “change of control” provision contained therein if such “change of control” provision is substantially

Sch 2-8

similar to the “change of control” provisions used in contracts for the Properties known as Landmark at Grand Meadow, Landmark at Greenbrooke Commons, Barton Creek, Milana Reserve or Reserve at Mill Landing shall not be deemed to adversely affect any of the rights of the Series D Holders or the Representatives;

(xxviii)	effect any recapitalization, reorganization, combination, reclassification, stock-split, reverse stock-split or other similar transaction with respect to any Capital Stock or units or equity interests of the Operating Partnership;

(xxix)	form any new committee unless a Preferred Stock Director is appointed to such committee;

(xxx)	grant any class of Junior Stock a right to elect or designate a director that is specific to the holders of such class of Junior Stock;

(xxxi)	opt into Section 3-803, Section 3-804 or Section 3-805 of the Maryland General Corporation Law; or

(xxxii)	take any action indirectly, whether through the Operating Partnership, any other Component Entity or otherwise, which, if taken directly by the Company, would be prohibited by this Section 2(a) or by Section 8(c) of the Articles Supplementary.

(b) Approval of Annual Budget. Not later than November 30 of each fiscal year, the Company shall deliver to the iStar Representative and the BREDS Representative a copy of the proposed budget for the Company and its Component Entities for the next succeeding fiscal year, including estimated operating costs, capital expenditures, material Indebtedness proposed to be incurred, estimated Required Reserves, material asset dispositions and acquisitions and other material transactions. The Company will promptly respond to any questions from the holders of Series D Preferred Stock with regard to the proposed budget. The iStar Representative and the BREDS Representative will have 15 Business Days from the date of their receipt of the draft budget to approve such draft budget, in their reasonable discretion, by the written consent of both the iStar Representative and the BREDS Representative. Failure to deliver such written consent within the period specified above shall be deemed a rejection of such draft budget. If the budget is approved, it will be the “Approved Budget” for the next succeeding fiscal year. If the budget is rejected, the Company, the iStar Representative and the BREDS Representative will work in good faith to resolve the objections, but until such objections are resolved, the Company shall continue to operate in accordance with the Approved Budget then in effect for the prior fiscal year and such budget shall remain the “Approved Budget” for all purposes hereunder; provided, however, that the Company shall be authorized to continue to operate in the ordinary course and meet its contractual obligations as they come due, subject to the provisions of Section 2(a) hereof and Section 8(c) of the Articles Supplementary.

(c) Independent REIT Review. Upon receipt of a joint written notice (the “Initial Qualification Notice”) from both the iStar Representative and the BREDS Representative that, based on the advice of an independent accounting or law firm (the “First Investors’

Sch 2-9

Independent Advisor”) selected by the iStar Representative and the BREDS Representative, the Company is likely to fail to qualify, or does not qualify, as a REIT under the Code, the Company and its independent accounting or law firm (the “Company’s Independent Advisor”) and the First Investors’ Independent Advisor shall consult with each other in good faith regarding the advice of the First Investors’ Independent Advisor and the basis therefor and receive and discuss any position of the Company and the Company’s Independent Advisor to the contrary, for a period of not less than 10 Business Days after the date of the Initial Qualification Notice (as the same may be extended by the agreement of the Company and the Representatives, the “REIT Consultation Period”). If at the end of the REIT Consultation Period, or sooner upon the mutual agreement of the Company’s Independent Advisor and the First Investors’ Independent Advisor, the Company’s Independent Advisor agrees with the First Investors’ Independent Advisor, the Company shall notify the holders of Series D Preferred Stock in writing promptly, and in no event later than five Business Days after the expiration of the REIT Consultation Period (or the earlier date upon mutual agreement of the Company’s Independent Advisor and the First Investors’ Independent Advisor), that a REIT Determination Event has occurred. If, on the other hand, the Company’s Independent Advisor disagrees with the First Investors’ Independent Advisor on whether the Company is likely to fail, or fails, to qualify as a REIT, the Company and the Representatives shall jointly retain Deloitte & Touche LLP to provide an independent determination of the matter; provided, however, that if Deloitte & Touche LLP is then serving as the independent auditor for any of the Company or the Representatives or refuses the assignment, then the Company and the Representatives shall instead jointly retain KPMG LLP; provided, however, that if KPMG LLP is then serving as the independent auditor for any of the Company or the Representatives or refuses the assignment, the Company and the Representatives shall mutually agree on a new independent law or accounting firm (Deloitte & Touche LLP, KPMG LLP or such new independent law or accounting firm, the “Second Investors’ Independent Advisor”) within 30 days after the end of the REIT Consultation Period to make a final determination on the matter, and if they are unable to agree on such new firm within such 30-day period, the Second Investors’ Independent Advisor shall be an independent law or accounting firm experienced in REIT tax matters selected by the Representatives within 10 days after the end of such 30-day period. The Second Investors’ Independent Advisor shall render a final decision within 30 days after being retained for such purpose and the decision of the Second Investors’ Independent Advisor shall be final, binding and conclusive on the Company and the holders of Series D Preferred Stock for all purposes. The Company shall, and shall cause its tax advisors to, and the holders of Series D Preferred Stock shall, and shall cause their tax advisors to, cooperate with each other during the course of the Independent REIT Review and provide each other with such documents supporting their respective positions as are reasonably requested. All costs, fees and expenses incurred by the Representatives, the holders of Series D Preferred Stock, the Company, the First Investors’ Independent Advisor, the Company’s Independent Advisor, the Second Investors’ Independent Advisor or any other officers, directors, equityholder, employees, advisors (including lawyers) or other agents and representatives in connection with this Section 2(c) shall be borne solely by the Company, if it is determined that a REIT Determination Event has occurred, and one-half by the Company, on the one hand, and one-half by the iStar Representative and the BREDS Representative, on the other hand, if it is determined that no REIT Determination Event shall have occurred. For purposes of this Section 2(c), whether the Company fails or is likely to fail to qualify as a REIT shall be determined without any mitigation provisions available to the Company under the Code (e.g., the

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ability of the Company to retain its status as a REIT upon the payment of tax) unless (i) the amount of any penalty or interest required to be paid to the benefit from such savings or mitigation provision is included in the aggregate of all of the line item variances as set forth in the definition of “Permitted Budget Variance” and does not and could not reasonably be expected to cause the aggregate of all line item variances to exceed 10% of the total expenses in the Approved Budget; and (ii) the Company’s tax counsel has issued an opinion to the Company stating that the Company satisfies any reasonable cause requirement of such mitigation provision, and such opinion does not rely upon a representation that the Company acted with “ordinary care and business prudence” but shall instead rely upon representations regarding the facts specific to any issues requiring such mitigation provision.

(d) Distributions of Net Operating Cash Flow. Except as otherwise provided in Section 2(g), the Company shall distribute or use, and shall cause its Component Entities to distribute or use, all Net Operating Cash Flow as follows:

(i)	first, to pay all Miscellaneous Amounts to the holders of Series D Preferred Stock pursuant to Section 4 hereof and any Miscellaneous Amounts to holders of Parity Stock (to the extent required by the terms thereof) (such payments to be made pro rata based on the Miscellaneous Amounts owed to such holders in the event that Net Operating Cash Flows are insufficient to pay all such amounts due);

(ii)	second, to pay all accrued and unpaid Current Dividends on the Series D Preferred Stock and any accrued and unpaid dividends on Parity Stock (to the extent required by the terms thereof) for all past Dividend Periods;

(iii)	third, to pay all Current Dividends on the Series D Preferred Stock and any current dividends on the Parity Stock (to the extent required by the terms thereof) for the current Dividend Period;

(iv)	fourth, to pay distributions to the holders of Common Stock in an annual amount up to $0.30 per outstanding share of Common Stock;

(v)	fifth, to the extent necessary for the Company to maintain its qualification as a REIT under the Code, to pay additional PIK Dividends on the shares of Series D Preferred Stock and any other similar amount with respect to shares of Parity Stock (to the extent required by the terms thereof);

(vi)	sixth, to the extent that the Company has exhausted any available credit facility entered into in accordance with the Series D Preferred Terms, up to $10,000,000 per annum to fund a working capital reserve (the “General Reserve Account” and any funds deposited into the General Reserve Account pursuant to this clause (vi) being referred to herein as the “General Reserve Funds”), which General Reserve Funds will be held and applied in accordance with Section 11 of this Schedule 2 and Section 32 of the Articles Supplementary;

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(vii)	seventh, to the extent not already distributed pursuant to Section 2(a)(v), to pay PIK Dividends to the holders of Series D Preferred Stock and to pay any other similar amount with respect to shares of Parity Stock (to the extent required by the terms thereof); and

(viii)	thereafter, to be distributed to the holders of Common Stock or to be retained by the Operating Partnership.

(e) Distributions of Sale Proceeds. Except as otherwise provided in Section 2(f) of this Schedule 2 and Sections 8(f) and 8(j) of the Articles Supplementary, the Company shall distribute, or use, and shall cause its Component Entities to distribute or use, all Sale Proceeds and all Section 8(l) Proceeds as follows:

(i)	first, to pay all Miscellaneous Amounts owed to holders of Series D Preferred Stock and any Miscellaneous Amounts to holders of Parity Stock (to the extent required by the terms thereof) (such payments to be made pro rata based on the Miscellaneous Amounts owed to such holders in the event that Sale Proceeds and Section 8(l) Proceeds are insufficient to pay all such amounts due);

(ii)	second, to redeem shares of Series D Preferred Stock for the Redemption Price then in effect and, to the extent required under the terms thereof, shares of Parity Stock (for its applicable redemption price) on a Pro Rata Basis (as nearly as may be practicable without creating fractional shares) among the holders of Series D Preferred Stock and the holders of Parity Stock; and

(iii)	thereafter, to be distributed to the holders of Common Stock or to be retained by the Operating Partnership.

(f) Allocation of Net Operating Cash Flow, Sale Proceeds and Section 8(l) Proceeds During Noncompliance and Event of Default or After the Fifth-Year Redemption Date. In addition to any other rights and remedies available to the holders of the Series D Preferred Stock, notwithstanding anything else contained herein to the contrary, (i) during any period that the Company fails to comply with one or more of the protective provisions set forth in Section 2(a) or (ii) upon the occurrence and continuation of an Event of Default, in each case, all Net Operating Cash Flow and Sale Proceeds, except as provided in Section 8(k) of the Articles Supplementary, and all Section 8(l) Proceeds shall be applied by the Company first to pay all Miscellaneous Amounts to the holders of Series D Preferred Stock and any Miscellaneous Amounts to holders of Parity Stock (to the extent required by the terms thereof) (such payments to be made pro rata based on the Miscellaneous Amounts owed to such holders in the event that Net Operating Cash Flows, Sale Proceeds and Section 8(l) Proceeds (as applicable) are insufficient to pay all such amounts due) and thereafter to redeem shares of Series D Preferred Stock at the Redemption Price (then in effect) and shares of Parity Stock (for its applicable redemption price) on a Pro Rata Basis (as nearly as may be practicable without creating fractional shares) among the holders of Series D Preferred Stock and the holders of Parity Stock, until such time that the iStar Representative and the BREDS Representative acknowledge in

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writing that the failure to comply or Event of Default has been remedied in full; provided, that in the case of noncompliance with any Financial Covenant, the application of Net Operating Cash Flow to redeem outstanding shares of Series D Preferred Stock at the Redemption Price pursuant to this Section 2(g) shall commence upon the date of such noncompliance and shall continue until such time that the iStar Representative and the BREDS Representative acknowledge in writing that the Company (A) has remedied such noncompliance in full and (B) has thereafter remained in compliance with all Financial Covenants for one full calendar quarter. In addition to the above, if after the Fifth- Year Redemption less than all outstanding shares of Series D Preferred Stock have been redeemed, then, until all of the shares of Series D Preferred Stock shall have been redeemed for the Redemption Price, all Sale Proceeds, Section 8(l) Proceeds and Net Operating Cash Flow shall be applied by the Company to redeem shares of Series D Preferred Stock for the Redemption Price and, to the extent required by the terms thereof, shares of Parity Stock (for its applicable redemption price) on a Pro Rata Basis (as nearly as may be practicable without creating fractional shares) among the holders of Series D Preferred Stock and the holders of Parity Stock (it being agreed that, for purposes of this sentence, “Net Operating Cash Flow” shall not include the payment of any contractual obligations of the Company or the Component Entities under contracts entered into in accordance with the definitive transaction documents in connection with a Capital Transaction pursuant to the approved Asset Disposition Plan).

Section 3. Series D Representatives.

(a) iStar Representative.

(i)	For so long as iStar Financial or one of its controlled Affiliates owns shares of Series D Preferred Stock, Series D Preferred Partnership Units, Series E Preferred Stock or Series E Preferred Partnership Units, iStar Financial shall hereby be designated as the “iStar Representative.” Each initial and subsequent transferee of shares of Series D Preferred Stock or Series E Preferred Stock originally held by iStar Financial (the “iStar Group Shares” and the holders thereof the “iStar Group Holders”) shall, without further act of the Company or of any stockholder of the Company, be deemed to have approved the designation of iStar Financial as the “iStar Representative,” and without further act of the Company or of any stockholder of the Company, the “iStar Representative” is hereby appointed as agent and attorney-in-fact for each iStar Group Holder, for and on behalf of each iStar Group Holder, to (x) receive any request from the Company for a consent, waiver or approval hereunder from the iStar Group Holders; (y) deliver to the Company any instrument evidencing such iStar Group Holders’ assent to a request of the Company described in clause (x); and (z) to take other actions required to be taken by the Representatives hereunder. Each iStar Group Holder hereby agrees to receive correspondence from the iStar Representative, including in electronic form. In iStar Financial’s sole discretion, iStar Financial may designate a new “iStar Representative” by delivering written notice of such designation to the Company and the BREDS Representative and, upon receipt of such written notice and an acknowledgment from such Person of its desire to serve as the “iStar Representative,” such Person shall automatically be appointed the “iStar Representative” without further act of the Company or of any stockholder of the Company.

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(ii)	The iStar Representative shall incur no liability to the Company, the iStar Group Holders or any other stockholder of the Company with respect to any act or omission of the iStar Representative, or any action taken or suffered in reliance upon any notice, direction, instruction, consent, statement or other document believed by the iStar Representative to be genuine and to have been signed by the proper Person; and the iStar Representative shall have no responsibility to determine the authenticity of any such document or signature. In all questions arising in respect of its actions or omissions, the iStar Representative may rely on the advice of counsel, and the iStar Representative shall not be liable to the Company, the iStar Group Holders or any other Person for anything done, omitted or suffered in good faith by the iStar Representative based on such advice. The iStar Representative undertakes to perform such duties and only such duties as are specifically set forth above and no implied duties or obligations shall be read into the Series D Preferred Terms against the iStar Representative. The iStar Group Holders shall indemnify, defend and hold harmless the iStar Representative and its successors and assigns from and against any and all claims, demands, suits, actions, causes of action, losses, damages, obligations, liabilities, costs and expenses (including attorneys’ fees and court costs) arising as a result of or incurred in connection with any actions taken or omitted to be taken by the iStar Representative pursuant to the terms hereof.

(iii)	In the event that the iStar Representative and its controlled Affiliates cease to hold any shares of Series D Preferred Stock, Series D Preferred Partnership Units, Series E Preferred Stock or Series E Preferred Partnership Units, or the iStar Representative becomes unable or unwilling to continue in its capacity as the iStar Representative, a majority-in- interest of the iStar Group Holders shall, by written consent, appoint a new iStar Representative. The newly appointed representative shall deliver notice of his or her appointment to the Company as soon as practicable and shall become the iStar Representative. Such appointment will be effective upon the later of the date indicated in the consent or the date such notice is received by the Company.

(b) BREDS Representative.

(i)

For so long as BREDS Financial or one of its controlled Affiliates owns shares of Series D Preferred Stock, Series D Preferred Partnership Units, Series E Preferred Stock or Series E Preferred Partnership Units, BREDS Financial shall hereby be designated as the “BREDS Representative.” Each initial and subsequent transferee of shares of Series D Preferred Stock or Series E Preferred Stock originally held by BREDS (the

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“BREDS Group Shares”) and the holders thereof the “BREDS Group Holders”) shall, without further act of the Company or of any stockholder of the Company, be deemed to have approved the designation of BREDS Financial as the “BREDS Representative,” and without further act of the Company or of any stockholder of the Company, the “BREDS Representative” is hereby appointed as agent and attorney-in-fact for each BREDS Group Holder, for and on behalf of each BREDS Group Holder, to (x) receive any request from the Company for a consent, waiver or approval hereunder from the BREDS Group Holders; (y) deliver to the Company any instrument evidencing such BREDS Group Holders’ assent to a request of the Company described in clause (x); and (z) to take other actions required to be taken by the Representatives hereunder. Each BREDS Group Holder hereby agrees to receive correspondence from the BREDS Representative, including in electronic form. In BREDS Financial’s sole discretion, BREDS Financial may designate a new “BREDS Representative” by delivering written notice of such designation to the Company and the iStar Representative and, upon receipt of such written notice and an acknowledgment from such Person of its desire to serve as the “BREDS Representative,” such Person shall automatically be appointed the “BREDS Representative” without further act of the Company or of any stockholder of the Company.

(ii)	The BREDS Representative shall incur no liability to the Company, the BREDS Group Holders or any other stockholder of the Company with respect to any act or omission of the BREDS Representative, or any action taken or suffered in reliance upon any notice, direction, instruction, consent, statement or other document believed by the BREDS Representative to be genuine and to have been signed by the proper Person; and the BREDS Representative shall have no responsibility to determine the authenticity of any such document or signature. In all questions arising in respect of its actions or omissions, the BREDS Representative may rely on the advice of counsel, and the Representative shall not be liable to the Company, the BREDS Group Holders or any other Person for anything done, omitted or suffered in good faith by the BREDS Representative based on such advice. The BREDS Representative undertakes to perform such duties and only such duties as are specifically set forth above and no implied duties or obligations shall be read into the Series D Preferred Terms against the BREDS Representative. The BREDS Group Holders shall indemnify, defend and hold harmless the BREDS Representative and its successors and assigns from and against any and all claims, demands, suits, actions, causes of action, losses, damages, obligations, liabilities, costs and expenses (including attorneys’ fees and court costs) arising as a result of or incurred in connection with any actions taken or omitted to be taken by the BREDS Representative pursuant to the terms hereof.

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(iii)	In the event that the BREDS Representative and its controlled Affiliates cease to hold any shares of Series D Preferred Stock, Series D Preferred Partnership Units, Series E Preferred Stock or Series E Preferred Partnership Units, or the BREDS Representative becomes unable or unwilling to continue in its capacity as the BREDS Representative, a majority-in-interest of the BREDS Group Holders shall, by written consent, appoint a new Representative. The newly appointed representative shall deliver notice of his or her appointment to the Company as soon as practicable and shall become the BREDS Representative. Such appointment will be effective upon the later of the date indicated in the consent or the date such notice is received by the Company.

Section 4. Transaction Expenses. The Company shall pay or, if the Company fails to pay, indemnify upon receipt of notice from the iStar Representative or the BREDS Representative, each holder of Series D Preferred Stock, the iStar Representative and the BREDS Representative (each, an “Indemnifiable Party”) for all reasonable out-of-pockets costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by any Indemnifiable Party in connection with such Indemnifiable Party’s ongoing performance of and compliance with, or enforcement of rights with respect to, the Articles Supplementary and any other Transaction Document, including costs and expenses relating to (i) exercising approval rights pursuant to Section 2(a) of this Schedule 2 and Section 8(c) of the Articles Supplementary or any remedies hereunder or any other Transaction Document and (ii) the ongoing performance of and compliance with all agreements and covenants contained in any Transaction Documents. In addition, the Company shall indemnify all Indemnifiable Parties for any indemnification amounts owed to such any Indemnifiable Party under the Transaction Documents. Any amounts requested by the iStar Representative or the BREDS Representative (on behalf of itself or any other Indemnifiable Party) and not paid within 10 Business Days of receipt of notice by the Company shall accrue interest at a rate of 20% per annum, compounded quarterly. All amounts owed pursuant to this Section 11 are referred to herein as the “Miscellaneous Amounts,” which the Company and the holders of Series D Preferred Stock shall treat as damages for federal income tax purposes.

Section 5. Reporting Obligations.

(a) During any period in which the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall deliver to the iStar Representative and the BREDS Representative by mail and without cost to the Series D Holders the following reports in the form that the Company would have been required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act as if the Company were subject thereto as well as the other documents listed herein:

(i)

as soon as practicable, but in any event within the time frame prescribed for the filing of an annual report pursuant to the Exchange Act after the end of each fiscal year, an annual report on Form 10-K, and to the extent not included in such Form 10-K, an income statement of the Company for such fiscal year, a balance sheet of the Company and statement of

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stockholders’ equity as of the end of such fiscal year, and a statement of cash flows for such fiscal year, such year-end financial reports to be prepared on a consolidated basis, in reasonable detail, prepared in accordance with GAAP, and audited and certified by independent public accountants of nationally recognized standing selected by the Company; and

(ii)	as soon as practicable, but in any event within the time frame prescribed for the filing of a quarterly report pursuant to the Exchange Act for each fiscal quarter of each fiscal year of the Company, a quarterly report on Form 10-Q, and to the extent not included in such Form 10-Q, an unaudited income statement and statement of cash flows for such fiscal quarter and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter prepared on a consolidated basis.

(b) The Company at its sole cost and expense shall furnish to the iStar Representative and the BREDS Representative (in each case, subject to the confidentiality provisions of the SPA):

(i)	as soon as practicable, but in any event at least 30 days prior to the end of each fiscal year, a budget for the next fiscal year, prepared on a monthly basis, including income statements, balance sheets, and statements of cash flows for such months, and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

(ii)	as soon as practicable, but in any event no later than 60 days after the end of each calendar year, annual fair value statements, with a December 31 year end, prepared in accordance with International Financial Reporting Standards; and

(iii)	as soon as practicable, any additional reports as may be reasonably requested by the iStar Representative or the BREDS Representative from time to time on behalf of any iStar Group Holder or BREDS Group Holder (as applicable) for the internal purposes of such iStar Group Holder or BREDS Group Holder.

Section 6. Audits. The Company shall be audited annually by a nationally recognized accounting firm (which firm is initially anticipated to be Ernst & Young).

Section 7. Financial Statements. If any Series D Holder or any of its Affiliates is required to file the Company’s financial statements in its SEC Reports, the Company will authorize its independent accounting firm to cooperate with such Series D Holder and deliver to such Series D Holder any accountants’ comfort letters which may be needed in connection with securities offerings by such Series D Holder.

Section 8. Asset Review Prep Sheets. To the extent prepared by the Company, the Company will provide the iStar Representative and the BREDS Representative with copies of the asset review prep sheets customarily prepared by the Company within 10 Business Days after they are prepared by the Company.

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Section 9. Investment Company Act. At any time while any shares of Series D Preferred Stock are outstanding, the Company shall make all reasonable efforts to conduct its affairs, and to cause its Component Entities to conduct their affairs, in such a manner as to ensure that neither the Company nor its Component Entities will be or become an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

Section 10. Quarterly Tax Opinion. At any time while the Series D Preferred Stock is outstanding, the Company shall deliver to the Series D Holders, by e-mail of a pdf with a hard- copy to follow, an opinion of tax counsel to the Company (“Tax Counsel”), as soon as practicable, but in any event within 25 days after the last day of each fiscal quarter of each fiscal year of the Company, stating that the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code for each of its taxable years, and the Company’s current organization and proposed method of operation (as described in the SEC Reports) will enable it to meet the requirements for qualification and taxation as a REIT under the Code for its current and subsequent taxable years. Counsel to the Series D Holders, the Series D Holder’s Affiliates and the Series D Holders’ transferees and their Affiliates, shall be entitled to rely upon any opinion delivered to such Series D Holders pursuant to this Section 10 solely for the purposes of issuing opinions with respect to the qualification of any such Series D Holder, Affiliates of such Series D Holder and its transferees as a REIT and the Company’s shall give written consent allowing such counsel to reference Tax Counsel’s opinion when referring to a Series D Holder or its transferee’s counsel’s opinion in securities filings of such REIT.

Section 11. Use of General Reserves. So long as no Event of Default exists, the General Reserve Funds may be used by the Company and its Component Entities to pay for expenses set forth in the Approved Budget or otherwise jointly approved by the iStar Representative and the BREDS Representative in writing (“Approved Expenses”). Within ten (10) day after the end of each calendar month, the Company shall provide the iStar Representative and the BREDS Representative with an officer’s certificate in form reasonably acceptable to the iStar Representative and the BREDS Representative (A) stating the amounts and items funded from the General Reserve Account during the prior calendar month, and a description thereof and (B) stating that all General Reserve Funds previously withdrawn from the General Reserve Account were applied to pay Approved Expenses, and (C) providing such other information and delivery items as the iStar Representative or the BREDS Representative shall reasonably request. During the continuance of any Event of Default, the Company shall use the General Reserve Funds for such uses as may be directed by the iStar Representative and the BREDS Representative in their sole discretion

Section 12. Legends. Any certificate representing the Series D Preferred Stock shall contain the following restrictive legend, together with any additional legend required by the Charter and any applicable state securities laws:

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THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS. THESE SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SET FORTH IN THE AMENDED AND RESTATED CORPORATE GOVERNANCE AGREEMENT DATED AS OF JANUARY 7, 2014, AMONG LANDMARK APARTMENT TRUST OF AMERICA, INC. AND THE OTHER PARTIES NAMED THEREIN, AS THE SAME MAY BE AMENDED FROM TIME TO TIME. COPIES OF SUCH AGREEMENT MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

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SCHEDULE 3

Section 1. Redemptions.

(a) Restrictions Applicable After a Failure to Redeem. Without limitation to the rights of the holders of Series E Preferred Stock under Section 2(a) hereof and Section 8(c) of the Series E Articles Supplementary, upon the occurrence of an Optional Redemption Event and until the date on which all of the Series E Preferred Stock has been redeemed in full in accordance with the terms of the Series E Articles Supplementary, the Company shall not take any of the following actions, directly or through any Component Entity, unless the corresponding restriction is waived in writing by both the iStar Series E Representative and the BREDS Series E Representative:

(i)	declare or pay distributions on Junior Stock (except as otherwise set forth in Section 8(d), 8(e) or 8(j) of the Series E Articles Supplementary) or with respect to Parity Stock;

(ii)	redeem any outstanding Junior Stock;

(iii)	effect any Qualified Contribution Transaction;

(iv)	acquire any real property asset or assets, or any interest therein;

(v)	sell any real property asset or assets, or any interest therein; or

(vi)	incur or enter into any agreement, contract, commitment or other obligation to incur any Indebtedness, including for the purpose of refinancing existing Indebtedness.

(b) Redemption and Exchange. Upon (i) the failure to redeem all shares of Series E Preferred Stock after a Mandatory Redemption Date, (ii) the occurrence of a REIT Determination Event or (iii) the Company’s counsel fails to deliver the favorable opinion required by Section 10 hereof and Section 18 of the Series E Articles Supplementary within the time frame set forth in Section 10 hereof and Section 18 of the Series E Articles Supplementary, the iStar Series E Representative and/or the BREDS Series E Representative, individually or jointly, may notify the Company that the iStar Series E Representative and/or the BREDS Series E Representative (as applicable) are foreclosing upon the pledge of the Series E Preferred Partnership Units held by the Company under the terms of the Pledge Agreement (the date of delivery of such written notice, the “Exchange Trigger Date”), the Company shall redeem each share of outstanding Series E Preferred Stock (all such shares, the “Exchange Shares”), in each case, for (i) a Series E Preferred Partnership Unit and (ii) a number of shares of Series E Common Stock equal to the quotient obtained by dividing (x) the number of Exchange Shares divided by 10,000 by (y) the number of Exchange Shares.

(i)	Exchange Date. The date of redemption of the Exchange Shares and transfer of the Series E Preferred Partnership Units and the shares of Series E Common Stock shall be the date that is two days after an Exchange Trigger Date.

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(ii)	Redemption of Exchange Shares. Upon the transfer of the Series E Preferred Partnership Units and the issuance of shares of Series E Common Stock in accordance with this Section 1(b) and Section 6(i) of the Series E Articles Supplementary, such Exchange Shares shall be retired and shall not be reissued.

2. Consent Rights.

(a) Protective Provisions. Notwithstanding anything herein to the contrary, so long as any shares of Series E Preferred Stock remain outstanding, the Company shall not, and shall cause any Component Entity not to, without the prior written consent of both the iStar Series E Representative and the BREDS Series E Representative:

(i)	(A) authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of Senior Stock or Parity Stock, or reclassify any authorized shares of Capital Stock into Senior Stock or Parity Stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any Senior Stock or Parity Stock; (B) issue shares of Series E Preferred Stock and Parity Stock to any Person, including iStar, BREDS or their respective Affiliates and except as is otherwise contemplated by the Securities Purchase Agreement or (C) authorize, create or issue any class of Junior Stock that gives the holders thereof the right to participate in, interfere with or restrict the management or operations of the Company or the Component Entities (including, the right to designate a director) or prohibits the holders of the Series Preferred E Stock from exercising their rights and remedies hereunder;

(ii)	amend, alter or repeal any provisions of the terms of the Series E Preferred Stock as set forth herein and in the Series E Articles Supplementary (the “Series E Preferred Terms”), or the terms of any other Transaction Document, whether by merger, consolidation, transfer or conveyance of all or substantially all of its assets or otherwise;

(iii)

amend, alter or repeal the provisions of the Charter or the bylaws of the Company or the certificate of limited partnership or the agreement of limited partnership of the Operating Partnership whether by merger, consolidation, transfer or conveyance of all or substantially all of its assets or otherwise, other than such changes as may be required to effectuate the issuance of Junior Stock or otherwise not prohibited by this Schedule 3 and permitted by the Series E Articles Supplementary, which would not alter or modify the terms of the Series E Preferred Stock, as set forth in the Transaction Documents, in any manner, or Parity Stock specifically permitted by Section 2(a)(i) hereof and Section 8(c)(i) of the Series E Articles Supplementary; provided, further, that prior to effecting any such change in reliance thereon, the Company (A) no later than 10 Business Days before effecting any such change and issuing such Junior

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Stock or Parity Stock, shall have provided a reasonable description of the particulars of the change together with a draft of the proposed amendment to the holders of all Series E Preferred Stock, and (B) if requested by the iStar Series E Representative or the BREDS Series E Representative within five Business Days after receipt of such notice, the Company shall refrain from effecting such change until any questions or concerns raised by the iStar Series E Representative or the BREDS Series E Representative have been resolved to their respective reasonable satisfaction; notwithstanding the foregoing, in no event shall the Company amend its bylaws to grant a director, other than a Preferred Stock Director, more than one vote on any matter presented to the Board or increase the size of the Board to a number of members greater than 11;

(iv)	amend, alter or repeal the provisions of the charter or the bylaws or other governing instrument or constitutional document of any Component Entity (other than the Operating Partnership), whether by merger, consolidation, transfer or conveyance of all or substantially all of its assets or otherwise, so as to adversely affect any right, preference, privilege, obligation or voting power of the Series E Preferred Stock or holders thereof;

(v)

incur or permit any Component Entity to incur, or enter into any agreement, contract, commitment or other obligation to incur, any Indebtedness (including, without limitation, any Indebtedness to refinance then existing Indebtedness and any accordion feature with respect to any Indebtedness, whether with respect to any Existing Property or otherwise, but excluding, for the purposes of this Section 2(a)(v), any Indebtedness with respect to any Future Property); provided, that the incurrence of Indebtedness shall be allowed if (A) the aggregate Indebtedness of the Company and all Component Entities at no time shall exceed the amount of such aggregate Indebtedness (measured in dollars) as of the Original Issue Date as set forth in the Schedule B attached to the Purchase Agreement at the time of such determination, (B) if (x) the aggregate Indebtedness of the Company and all Component Entities with respect to any one Existing Property at no time shall exceed the greater of (1) the amount of such aggregate Indebtedness (measured in dollars) with respect to such Property as of the Original Issue Date and (2) 70% of the value of such Property, in each case, at the time of such determination, (C) the Indebtedness would not result in a breach of any Financial Covenant and (D) such Indebtedness does not restrict or adversely affect any of the rights of the Series E Holders and/or the Series E Preferred Stock, or otherwise prevent the Series E Holders from exercising their rights, under any Transaction Document in any manner (including, without limitation, in connection with “event of default”, “change of control” or lock-out restrictions with respect to such Indebtedness; provided, however, that, for the purpose of this clause (D), a contract for Indebtedness will not be deemed to restrict or adversely affect any of the rights of the Series E Holders and/or the Series E Preferred Stock, or otherwise prevent the

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Series E Holders from exercising their rights solely because of a “change of control” provision contained therein if such “change of control” provision is substantially similar to the “change of control” provisions used in contracts for the Properties known as Landmark at Grand Meadow, Landmark at Greenbrooke Commons, Barton Creek, Milana Reserve or Reserve at Mill Landing shall not be deemed to restrict or adversely affect any of the rights of the Series E Holders and/or the Series E Preferred Stock);

(vi)	incur or permit any Component Entity to incur, or enter into any agreement, contract, commitment or other obligation to incur, Indebtedness (including, without limitation, any Indebtedness to refinance then existing Indebtedness) with respect to any Future Property (including, without limitation, any such Future Property acquired pursuant to a Qualified Contribution Transaction), except (A) that with respect to and solely for the purposes of closing the acquisition of the Future Properties set forth on Schedule B attached to the Purchase Agreement, Indebtedness up to the amount set forth on such Schedule B for such Future Properties may be incurred without requiring the prior approval of the Representatives; provided, however, that nothing contained herein shall permit such Indebtedness to be excluded from the calculations of Indebtedness for purposes of clauses (B)(x)-(z) below following the closing of the acquisition for such Future Properties (including any refinancing of such Indebtedness) and provided, further that clause B(w) below shall also apply to any refinancing of such Indebtedness) or (B) that to the extent such Indebtedness would not (w) exceed 60% (or such greater percentage, up to 70%, as the Board may approve) of the purchase price (including closing costs and expenses) of such Future Property, (x) cause the Company or any Component Entity to be unable to comply with any Financial Covenant, (y) restrict or adversely affect any of the rights or remedies of the Series E Holders and/or the Series E Preferred Stock, or otherwise prevent the Series E Holders from exercising their rights, under any Transaction Document in any manner (including, without limitation, in connection with “event of default”, “change of control” or lock-out restrictions with respect to such Indebtedness; provided, however, that, for the purpose of this clause (y), a contract for Indebtedness will not be deemed to restrict or adversely affect any of the rights of the Series E Holders and/or the Series E Preferred Stock, or otherwise prevent the Series E Holders from exercising their rights solely because of a “change of control” provision contained therein if such “change of control” provision is substantially similar to the “change of control” provisions used in contracts the Properties known as Landmark at Grand Meadow, Landmark at Greenbrooke Commons, Barton Creek, Milana Reserve or Reserve at Mill Landing shall not be deemed to restrict or adversely affect any of the rights of the Series E Holders and/or the Series E Preferred Stock) or (z) allow for any recourse against the Company or any Component Entity other than the entity incurring the Indebtedness (other than for customary covenant matters such as fraud, misappropriation and environmental matters and other than the Indebtedness under the Senior Credit Facility);

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(vii)	fail to satisfy any of the following financial covenants (each, a “Financial Covenant” and collectively, the “Financial Covenants”), tested as of (1) in the case of the Financial Covenants set forth in Section 2(a)(vii)(A) – (C) of this Schedule 3 and Section 8(c)(vii)(A) – (C) of the Series E Articles Supplementary, the end of each fiscal quarter beginning with the fiscal quarter ending March 31, 2014 and (2) in the case of the Financial Covenant set forth in Section 2(a)(vii)(D) of this Schedule 3 and Section 8(c)(vii)(D) of the Series E Articles Supplementary, December 31, 2013:

(A)	a Maximum Senior Loan LTV Ratio not exceeding 70%, calculated, using the Applicable Capitalization Rate (the “LTV Formula”);

(B)	a Minimum Senior Loan Debt Yield of 8.75%;

(C)	a Maximum Preferred Equity Investment LTV not exceeding 80% (calculated using the LTV Formula); or

(D)	65 million Common Units (excluding any Common Units held by the Company) and shares of Common Equity, in each case, outstanding in the aggregate;

(viii)	engage in any transaction between the Company or any Component Entity, on the one hand, and any Affiliate (including iStar, BREDS or their Affiliates for the purpose of this Section 2(a)(viii)) of the Company or such Component Entity, on the other hand (such a transaction, an “Affiliate Transaction”), other than (A) any Qualified Contribution Transaction (but only to the extent that in respect of any such Qualified Contribution Transaction (1) one or more Preferred Stock Directors were either (x) present at all meetings of the Board during which such Qualified Contribution Transaction was considered or (y) were appointed to the committee of the Board charged with evaluating Affiliate Transactions, and were present at all committee meetings during which such Qualified Contribution Transaction was considered; (2) the Company receives an appraisal with respect to such Qualified Contribution Transaction, prior to its consummation, from a third-party appraiser selected by the Company and reasonably acceptable to both the iStar Series E Representative and the BREDS Series E Representative; and (3) the prior written consent of the iStar Series E Representative and the BREDS Series E Representative would not have been required if such Qualified Contribution Transaction was not an Affiliate Transaction, either pursuant to the Series E Preferred Terms or under applicable law) and (B) any property management agreement between the Company and any Component Entity that is a “taxable REIT subsidiary” (as defined in section 856(l) of the Code);

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(ix)	enter into any transaction or take any corporate action which could reasonably be expected to result in, or suffer to exist, a Change of Control;

(x)	take any corporate action in the furtherance of, or suffer to exist, any of the following:

(A)	the commencement by the Company or any Component Entity of a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent;

(B)	the consent by the Company or any Component Entity to the entry of a decree or order for relief in respect of the Company or such Component Entity in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it;

(C)	the filing of a petition or answer or consent by the Company or a Component Entity seeking reorganization or relief under any applicable federal or state law;

(D)	the Company or any Component Entity:

(1)	consenting to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or such Component Entity or of any substantial part of its property;

(2)	making an assignment for the benefit of creditors; or

(3)	admitting in writing its inability to pay its debts generally as they become due.

(xi)	fail to maintain the Required Reserves;

(xii)	declare or pay distributions on Junior Stock (except as permitted in Section 8(d), 8(e) or 8(j) of the Series E Articles Supplementary);

(xiii)	redeem, purchase, subscribe for or otherwise acquire any outstanding Capital Stock, Common Units or preferred units issued by the Operating Partnership except for (A) in the case of Common Units, by conversion into or exchange for other shares of any class or series of Junior Stock; and (B) in the case of Series E Preferred Stock, in accordance with Section 6 or Section 7 of the Series E Articles Supplementary;

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(xiv)	expend or incur any amount during a fiscal year in excess of the Permitted Budget Variance;

(xv)	enter into, amend, modify or terminate any Material Contract (provided, that upon the Company requesting approval from the iStar Series E Representative and BREDS Series E Representative to enter into, amend, modify or terminate a Material Contract, the iStar Series E Representative and BREDS Series E Representative shall respond to the Company’s request for approval within 10 Business Days and the failure of both Representatives to respond shall be deemed approval by the iStar Series E Representative and the BREDS Series E Representative; provided, further, that the if the iStar Series E Representative or BREDS Series E Representative notify the Company within such 10 Business Day period of its need for additional time to evaluate the Material Contract, the iStar Series E Representative or BREDS Series E Representative shall have such additional time to review as is reasonably necessary);

(xvi)	enter into or allow any Component Entity to enter into any Tax Protection Agreement or amend any Tax Protection Agreement unless such agreement or amendment subordinates all rights to payment thereunder by a Component Entity to the rights of the holders of the Series E Preferred Stock and the holders of the Series E Preferred Partnership Units and is otherwise reasonably acceptable to the iStar Series E Representative and the BREDS Series E Representative;

(xvii)	appoint or replace a Key Person;

(xviii)	incur any portfolio or asset-level Indebtedness that would cause the failure of any Financial Covenant or of the terms of Section 2(a)(v) or Section 2(a)(vi) hereof or Section 8(c)(v) or Section 8(c)(vi) of the Series E Articles Supplementary;

(xix)	take any action, grant any consent, waive any rights or make any election in its capacity as a holder of Series E Preferred Partnership Units;

(xx)	sell or dispose of any asset (whether directly or indirectly) held by the Company or by any Component Entity; provided, however, that (A) any sale pursuant to an Asset Disposition Plan approved by the iStar Series E Representative and the BREDS Series E Representative in accordance with Section 6(b) of the Series E Articles Supplementary, (B) any sale effected as a single transaction or a series of related transactions to a third party and its Affiliates for less than $25,000,000 (provided, that 100% of the Sale Proceeds therefrom are distributed to the holders of Series E Preferred Stock) or (C) the sale of the Baypoint Property (provided, that 100% of the Sale Proceeds are used to finance acquisitions of the Collin Creek property and the Spring Creek property), shall be permitted without the prior written consent of the iStar Series E Representative or the BREDS Series E Representative pursuant to this Section 2(a)(xx);

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(xxi)	amend an Approved Budget or otherwise fail to comply with the provisions of Section 2(g) of this Schedule 3;

(xxii)	enter into or conduct any business (whether directly or indirectly), other than in connection with (A) the ownership, acquisition and disposition of interests in the Operating Partnership; (B) the management of the business of the Operating Partnership; (C) the operation of the Company as a reporting company with a class of securities registered under the Exchange Act; (D) the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests; (E) the financing or refinancing of any type related to the Operating Partnership or its assets or activities; (F) any of the foregoing activities as they relate to a subsidiary of the Operating Partnership; and (G) such activities as are incidental thereto;

(xxiii)	enter into any property management agreement for Properties acquired by the Company or any of its Component Entities, unless such agreements are (A) subject to a subordination agreement, (B) in form and substance reasonably acceptable to the iStar Series E Representative and the BREDS Series E Representative, in favor of the iStar Group Holders and the BREDS Group Holders and (C) shall allow the iStar Series E Representative and the BREDS Series E Representative, subject to the rights of applicable senior lenders, to terminate and/or enforce such subordination agreement upon an Event of Default;

(xxiv)	issue any shares of Common Stock for a price per share that is less than $8.15 or issue any shares of Junior Stock other than Common Stock at a price per share that is less than a price per share that is economically equivalent to $8.15 for a share of Common Stock after taking into account any adjustments to such price as a result of the rights, obligations and terms of such Junior Stock (as determined by a majority of the independent directors of the Board);

(xxv)	declare, make or pay any dividend or other distribution to the extent not permitted herein;

(xxvi)	replace the auditor of the Company or of any Component Entity with any auditor other than Ernst & Young LLP, PricewaterhouseCoopers LLP, Deloitte & Touche LLP or KPMG LLP;

(xxvii)

enter into or amend any contract, agreement, arrangement or binding obligation (including, without limitation, any joint venture agreement or agreement relating to Indebtedness) which would otherwise restrict the ability of the Series E Holders to exercise their rights under any

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Transaction Document (provided, however, that, for the purpose of this clause (xxvii), a contract for Indebtedness will not be deemed to restrict or adversely affect any of the rights of the Series E Holders and/or the Series E Preferred Stock, or otherwise prevent the Series E Holders from exercising their rights solely because of a “change of control” provision contained therein if such “change of control” provision is substantially similar to the “change of control” provisions used in contracts for the Properties known as Landmark at Grand Meadow, Landmark at Greenbrooke Commons, Barton Creek, Milana Reserve or Reserve at Mill Landing shall not be deemed to restrict or adversely affect any of the rights of the Series E Holders and/or the Representatives);

(xxviii)	effect any recapitalization, reorganization, combination, reclassification, stock-split, reverse stock-split or other similar transaction with respect to any Capital Stock or units or equity interests of the Operating Partnership;

(xxix)	form any new committee of the Board unless a Preferred Stock Director is appointed to such committee;

(xxx)	grant any class of Junior Stock a right to elect or designate a director that is specific to the holders of such class of Junior Stock;

(xxxi)	opt into Section 3-803, Section 3-804 or Section 3-805 of the Maryland General Corporation Law; or

(xxxii)	take any action indirectly, whether through the Operating Partnership, any other Component Entity or otherwise, which, if taken directly by the Company, would be prohibited by this Section 2(a) or by Section 8(c) of the Series E Articles Supplementary.

(b) Approval of Annual Budget. Not later than November 30 of each fiscal year, the Company shall deliver to the iStar Series E Representative and the BREDS Series E Representative a copy of the proposed budget for the Company and its Component Entities for the next succeeding fiscal year, including estimated operating costs, capital expenditures, material Indebtedness proposed to be incurred, estimated Required Reserves, material asset dispositions and acquisitions and other material transactions. The Company will promptly respond to any questions from the holders of the Series E Preferred Stock with regard to the proposed budget. The iStar Series E Representative and the BREDS Series E Representative will have 15 Business Days from the date of their receipt of the draft budget to approve such draft budget, in their reasonable discretion, by the written consent of both the iStar Series E Representative and the BREDS Series E Representative. Failure to deliver such written consent within the period specified above shall be deemed a rejection of such draft budget. If the budget is approved, it will be the “Approved Budget” for the next succeeding fiscal year. If the budget is rejected, the Company, the iStar Series E Representative and the BREDS Series E Representative will work in good faith to resolve the objections, but until such objections are resolved, the Company shall continue to operate in accordance with the Approved Budget then in effect for the prior fiscal year and such budget shall remain the “Approved Budget” for all

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purposes hereunder; provided, however, that the Company shall be authorized to continue to operate in the ordinary course and meet its contractual obligations as they come due, subject to the provisions of Section 2(a) hereof and Section 8(c) of the Series E Articles Supplementary.

(c) Independent REIT Review. Upon receipt of a joint written notice (the “Initial Qualification Notice”) from both the iStar Series E Representative and the BREDS Series E Representative that, based on the advice of an independent accounting or law firm (the “First Investors’ Independent Advisor”) selected by the iStar Series E Representative and the BREDS Series E Representative, the Company is likely to fail to qualify, or does not qualify, as a REIT under the Code, the Company and its independent accounting or law firm (the “Company’s Independent Advisor”) and the First Investors’ Independent Advisor shall consult with each other in good faith regarding the advice of the First Investors’ Independent Advisor and the basis therefor and receive and discuss any position of the Company and the Company’s Independent Advisor to the contrary, for a period of not less than 10 Business Days after the date of the Initial Qualification Notice (as the same may be extended by the agreement of the Company and the Representatives, the “REIT Consultation Period”). If at the end of the REIT Consultation Period, or sooner upon the mutual agreement of the Company’s Independent Advisor and the First Investors’ Independent Advisor, the Company’s Independent Advisor agrees with the First Investors’ Independent Advisor, the Company shall notify the holders of the Series E Preferred Stock in writing promptly, and in no event later than five Business Days after the expiration of the REIT Consultation Period (or the earlier date upon mutual agreement of the Company’s Independent Advisor and the First Investors’ Independent Advisor), that a REIT Determination Event has occurred. If, on the other hand, the Company’s Independent Advisor disagrees with the First Investors’ Independent Advisor on whether the Company is likely to fail, or fails, to qualify as a REIT, the Company and the Representatives shall jointly retain Deloitte & Touche LLP to provide an independent determination of the matter; provided, however, that if Deloitte & Touche LLP is then serving as the independent auditor for any of the Company or the Representatives or refuses the assignment, then the Company and the Representatives shall instead jointly retain KPMG LLP; provided, however, that if KPMG LLP is then serving as the independent auditor for any of the Company or the Representatives or refuses the assignment, the Company and the Representatives shall mutually agree on a new independent law or accounting firm (Deloitte & Touche LLP, KPMG LLP or such new independent law or accounting firm, the “Second Investors’ Independent Advisor”) within 30 days after the end of the REIT Consultation Period to make a final determination on the matter, and if they are unable to agree on such new firm within such 30-day period, the Second Investors’ Independent Advisor shall be an independent law or accounting firm experienced in REIT tax matters selected by the Representatives within 10 days after the end of such 30-day period. The Second Investors’ Independent Advisor shall render a final decision within 30 days after being retained for such purpose and the decision of the Second Investors’ Independent Advisor shall be final, binding and conclusive on the Company and the holders of the Series E Preferred Stock for all purposes. The Company shall, and shall cause its tax advisors to, and the holders of the Series E Preferred Stock shall, and shall cause their tax advisors to, cooperate with each other during the course of the Independent REIT Review and provide each other with such documents supporting their respective positions as are reasonably requested. All costs, fees and expenses incurred by the Representatives, the holders of Series E Preferred Stock, the Company, the First Investors’ Independent Advisor, the Company’s Independent Advisor, the Second Investors’ Independent Advisor or any other officers, directors, equityholders, employees, advisors (including lawyers)

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or other agents and representatives in connection with this Section 2(c) shall be borne solely by the Company, if it is determined that a REIT Determination Event has occurred, and one-half by the Company, on the one hand, and one-half by the iStar Series E Representative and the BREDS Series E Representative, on the other hand, if it is determined that no REIT Determination Event shall have occurred. For purposes of this Section 2(c), whether the Company fails or is likely to fail to qualify as a REIT shall be determined without any savings or mitigation provisions available to the Company under the Code (e.g., the ability of the Company to retain its status as a REIT upon the payment of tax) unless (i) the amount of any penalty or interest required to be paid to the benefit from such savings or mitigation provision is included in the aggregate of all of the line item variances as set forth in the definition of “Permitted Budget Variance” and does not and could not reasonably be expected to cause the aggregate of all line item variances to exceed 10% of the total expenses in the Approved Budget; and (ii) the Company’s tax counsel has issued an opinion to the Company stating that the Company satisfies any reasonable cause requirement of such savings or mitigation provision, and such opinion does not rely upon a representation that the Company acted with “ordinary care and business prudence” but shall instead rely upon representations regarding the facts specific to any issues requiring such savings or mitigation provision.

(d) Distributions of Net Operating Cash Flow. Except as otherwise provided in Section 2(g), the Company shall distribute or use, and shall cause its Component Entities to distribute or use, all Net Operating Cash Flow as follows:

(i)	first, to pay all Miscellaneous Amounts to the holders of Series E Preferred Stock pursuant to Section 4 hereof and any Miscellaneous Amounts to holders of Parity Stock (to the extent required by the terms thereof) (such payments to be made pro rata based on the Miscellaneous Amounts owed to such holders in the event that Net Operating Cash Flows are insufficient to pay all such amounts due);

(ii)	second, to pay all accrued and unpaid Current Dividends on the Series E Preferred Stock and any accrued and unpaid dividends on Parity Stock (to the extent required by the terms thereof) for all past Dividend Periods;

(iii)	third, to pay all Current Dividends on the Series E Preferred Stock and any current dividends on the Parity Stock (to the extent required by the terms thereof) for the current Dividend Period;

(iv)	fourth, to pay distributions to the holders of Common Stock in an annual amount up to $0.30 per outstanding share of Common Stock;

(v)	fifth, to the extent necessary for the Company to maintain its qualification as a REIT under the Code, to pay additional PIK Dividends on the shares of Series E Preferred Stock and any other similar amount with respect to shares of Parity Stock (to the extent required by the terms thereof);

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(vi)	sixth, to the extent that the Company has exhausted any available credit facility entered into in accordance with the Series E Preferred Terms, up to $10,000,000 per annum to fund a working capital reserve (the “General Reserve Account”, and any funds deposited into the General Reserve Account pursuant to this clause (vi) being referred to herein as the “General Reserve Funds”), which General Reserve Funds will be held and applied in accordance with Section 11 of this Schedule 3 and Section 32 of the Series E Articles Supplementary;

(vii)	seventh, to the extent not already distributed pursuant to Section 2(a)(v), to pay PIK Dividends to the holders of Series E Preferred Stock and to pay any other similar amount with respect to shares of Parity Stock (to the extent required by the terms thereof); and

(viii)	thereafter, to be distributed to the holders of Common Stock or to be retained by the Operating Partnership.

(e) Distributions of Sale Proceeds. Except as otherwise provided in Section 2(f) of this Schedule 3 and Section 8(f) and Section 8(j) of the Series E Articles Supplementary, the Company shall distribute, or use, and shall cause its Component Entities to distribute or use, all Sale Proceeds and all Section 8(l) Proceeds as follows:

(i)	first, to pay all Miscellaneous Amounts to the holders of Series E Preferred Stock and any Miscellaneous Amounts to holders of Parity Stock (to the extent required by the terms thereof) (such payments to be made pro rata based on the Miscellaneous Amounts owed to such holders in the event that Sale Proceeds and Section 8(l) Proceeds are insufficient to pay all such amounts due);

(ii)	second, to redeem shares of Series E Preferred Stock for the Redemption Price then in effect and, to the extent required under the terms thereof, shares of Parity Stock (for its applicable redemption price) on a Pro Rata Basis (as nearly as may be practicable without creating fractional shares) among the holders of Series E Preferred Stock and the holders of Parity Stock; and

(iii)	thereafter, to be distributed to the holders of Common Stock or to be retained by the Operating Partnership.

(f) Allocation of Net Operating Cash Flow, Sale Proceeds and Section 8(l) Proceeds During Noncompliance and Event of Default or After the Fifth-Year Redemption Date. In addition to any other rights and remedies available to the holders of the Series E Preferred Stock, notwithstanding anything else contained herein to the contrary, (i) during any period that the Company fails to comply with one or more of the protective provisions set forth in Section 2(a) or (ii) upon the occurrence and continuation of an Event of Default, in each case, all Net Operating Cash Flow and Sale Proceeds, except as provided in Section 8(k) of the Series E Articles Supplementary, and all Section 8(l) Proceeds shall be applied by the Company first to pay all Miscellaneous Amounts to the holders of Series E Preferred Stock and any Miscellaneous Amounts to the holders of Parity Stock (to the extent required by the terms thereof) (such

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payments to be made pro rata based on the Miscellaneous Amounts owed to such holders in the event that Net Operating Cash Flows, Sale Proceeds and Section 8(l) Proceeds (as applicable) are insufficient to pay all such amounts due) and thereafter to redeem shares of Series E Preferred Stock at the Redemption Price (then in effect) and shares of Parity Stock (for its applicable redemption price) on a Pro Rata Basis (as nearly as may be practicable without creating fractional shares) among the holders of Series E Preferred Stock and the holders of Parity Stock, until such time that the iStar Series E Representative and the BREDS Series E Representative acknowledge in writing that the failure to comply or Event of Default has been remedied in full; provided, that in the case of noncompliance with any Financial Covenant, the application of Net Operating Cash Flow to redeem outstanding shares of Series E Preferred Stock at the Redemption Price pursuant to this Section 2(g) shall commence upon the date of such noncompliance and shall continue until such time that the iStar Series E Representative and the BREDS Series E Representative acknowledge in writing that the Company (A) has remedied such noncompliance in full and (B) has thereafter remained in compliance with all Financial Covenants for one full calendar quarter. In addition to the above, if after the Fifth-Year Redemption Date less than all outstanding shares of Series E Preferred Stock have been redeemed, then, until all of the shares of Series E Preferred Stock shall have been redeemed for the Redemption Price, all Sale Proceeds, Section 8(l) Proceeds and Net Operating Cash Flow shall be applied by the Company to redeem shares of Series E Preferred Stock for the Redemption Price and, to the extent required under the terms thereof, shares of Parity Stock (for its applicable redemption price) on a Pro Rata Basis (as nearly as may be practicable without creating fractional shares) among the holders of Series E Preferred Stock and the holders of Parity Stock (it being agreed that, for purposes of this sentence, “Net Operating Cash Flow” shall not include the payment of any contractual obligations of the Company or the Component Entities under contracts entered into in accordance with the definitive transaction documents in connection with a Capital Transaction pursuant to the approved Asset Disposition Plan).

Section 3 Series E Representatives.

(a) iStar Series E Representative.

(i)

For so long as iStar Financial or one of its controlled Affiliates owns shares of Series E Preferred Stock or Series E Preferred Partnership Units, iStar Financial shall hereby be designated as the “iStar Series E Representative.” Each initial and subsequent transferee of shares of Series E Preferred Stock originally held by iStar Financial (the “iStar Group Shares” and the holders thereof the “iStar Group Holders”) shall, without further act of the Company or of any stockholder of the Company, be deemed to have approved the designation of iStar Financial as the “iStar Series E Representative,” and without further act of the Company or of any stockholder of the Company, the “iStar Series E Representative” is hereby appointed as agent and attorney-in-fact for each iStar Group Holder, for and on behalf of each iStar Group Holder, to (x) receive any request from the Company for a consent, waiver or approval hereunder from the iStar Group Holders; (y) deliver to the Company any instrument evidencing such iStar Group Holders’ assent to a request of the Company described in clause (x); and (z) to take other actions required to

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be taken by the Representatives hereunder. Each iStar Group Holder hereby agrees to receive correspondence from the iStar Series E Representative, including in electronic form. In iStar Financial’s sole discretion, iStar Financial may designate a new “iStar Series E Representative” by delivering written notice of such designation to the Company and the BREDS Series E Representative and, upon receipt of such written notice and an acknowledgment from such Person of its desire to serve as the “iStar Series E Representative,” such Person shall automatically be appointed the “iStar Series E Representative” without further act of the Company or of any stockholder of the Company.

(ii)	The iStar Series E Representative shall incur no liability to the Company, the iStar Group Holders or any other stockholder of the Company with respect to any act or omission of the iStar Series E Representative, or any action taken or suffered in reliance upon any notice, direction, instruction, consent, statement or other document believed by the iStar Series E Representative to be genuine and to have been signed by the proper Person; and the iStar Series E Representative shall have no responsibility to determine the authenticity of any such document or signature. In all questions arising in respect of its actions or omissions, the iStar Series E Representative may rely on the advice of counsel, and the iStar Series E Representative shall not be liable to the Company, the iStar Group Holders or any other Person for anything done, omitted or suffered in good faith by the iStar Series E Representative based on such advice. The iStar Series E Representative undertakes to perform such duties and only such duties as are specifically set forth above and no implied duties or obligations shall be read into the Series E Preferred Terms against the iStar Series E Representative. The iStar Group Holders shall indemnify, defend and hold harmless the iStar Series E Representative and its successors and assigns from and against any and all claims, demands, suits, actions, causes of action, losses, damages, obligations, liabilities, costs and expenses (including attorneys’ fees and court costs) arising as a result of or incurred in connection with any actions taken or omitted to be taken by the iStar Series E Representative pursuant to the terms hereof.

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(iii)	In the event that the iStar Series E Representative and its controlled Affiliates cease to hold any shares of Series E Preferred Stock or Series E Preferred Partnership Units, or the iStar Series E Representative becomes unable or unwilling to continue in its capacity as the iStar Series E Representative, a majority-in- interest of the iStar Group Holders shall, by written consent, appoint a new iStar Series E Representative. The newly appointed representative shall deliver notice of his or her appointment to the Company as soon as practicable and shall become the iStar Series E Representative. Such appointment will be effective upon the later of the date indicated in the consent or the date such notice is received by the Company.

(b) BREDS Series E Representative.

(i)	For so long as BREDS Financial or one of its controlled Affiliates owns shares of Series E Preferred Stock or Series E Preferred Partnership Units, BREDS Financial shall hereby be designated as the “BREDS Series E Representative.” Each initial and subsequent transferee of shares of Series E Preferred Stock originally held by BREDS (the “BREDS Group Shares” and the holders thereof the “BREDS Group Holders”) shall, without further act of the Company or of any stockholder of the Company, be deemed to have approved the designation of BREDS Financial as the “BREDS Series E Representative,” and without further act of the Company or of any stockholder of the Company, the “BREDS Series E Representative” is hereby appointed as agent and attorney-in-fact for each BREDS Group Holder, for and on behalf of each BREDS Group Holder, to (i) receive any request from the Company for a consent, waiver or approval hereunder from the BREDS Group Holders; (ii) deliver to the Company any instrument evidencing such BREDS Group Holders’ assent to a request of the Company described in subclause (i); and (iii) to take other actions required to be taken by the Representatives hereunder. Each BREDS Group Holder hereby agrees to receive correspondence from the BREDS Series E Representative, including in electronic form. In BREDS Financial’s sole discretion, BREDS Financial may designate a new “BREDS Series E Representative” by delivering written notice of such designation to the Company and the iStar Series E Representative and, upon receipt of such written notice and an acknowledgment from such Person of its desire to serve as the “BREDS Series E Representative,” such Person shall automatically be appointed the “BREDS Series E Representative” without further act of the Company or of any stockholder of the Company.

(ii)

The BREDS Series E Representative shall incur no liability to the Company, the BREDS Group Holders or any other stockholder of the Company with respect to any act or omission of the BREDS Series E Representative, or any action taken or suffered in reliance upon any notice, direction, instruction, consent, statement or other document

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believed by the BREDS Series E Representative to be genuine and to have been signed by the proper Person; and the BREDS Series E Representative shall have no responsibility to determine the authenticity of any such document or signature. In all questions arising in respect of its actions or omissions, the BREDS Series E Representative may rely on the advice of counsel, and the BREDS Series E Representative shall not be liable to the Company, the BREDS Group Holders or any other Person for anything done, omitted or suffered in good faith by the BREDS Series E Representative based on such advice. The BREDS Series E Representative undertakes to perform such duties and only such duties as are specifically set forth above and no implied duties or obligations shall be read into the Series E Preferred Terms against the BREDS Series E Representative. The BREDS Group Holders shall indemnify, defend and hold harmless the BREDS Series E Representative and its successors and assigns from and against any and all claims, demands, suits, actions, causes of action, losses, damages, obligations, liabilities, costs and expenses (including attorneys’ fees and court costs) arising as a result of or incurred in connection with any actions taken or omitted to be taken by the BREDS Series E Representative pursuant to the terms hereof.

(iii)	In the event that the BREDS Series E Representative and its controlled Affiliates cease to hold any shares of Series E Preferred Stock or Series E Preferred Partnership Units, or the BREDS Series E Representative becomes unable or unwilling to continue in its capacity as the BREDS Series E Representative, a majority-in-interest of the BREDS Group Holders shall, by written consent, appoint a new Representative. The newly appointed Representative shall deliver notice of his or her appointment to the Company as soon as practicable and shall become the BREDS Series E Representative. Such appointment will be effective upon the later of the date indicated in the consent or the date such notice is received by the Company.

Section 4. Transaction Expenses. The Company shall pay or, if the Company fails to pay, indemnify, upon receipt of notice from the iStar Series E Representative or the BREDS Series E Representative, each holder of Series E Preferred Stock, the iStar Series E Representative and the BREDS Series E Representative (each, an “Indemnifiable Party”) for all reasonable out-of-pockets costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by any Indemnifiable Party in connection with such Indemnifiable Party’s ongoing performance of and compliance with, or enforcement of rights with respect to, this Articles Supplementary and any other Transaction Document, including costs and expenses relating to (i) exercising approval rights pursuant to Section 2(a) of this Schedule 3 and Section 8(c) of the Series E Articles Supplementary or any remedies hereunder or any other Transaction Document and (ii) the ongoing performance of and compliance with all agreements and covenants contained in any Transaction Documents. In addition, the Company shall indemnify all Indemnifiable Parties for any indemnification amounts owed to such any Indemnifiable Party under the Transaction Documents. Any amounts requested by the iStar Series E Representative or the BREDS Series E Representative (on behalf of itself or any other Indemnifiable Party) and not paid within 10

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Business Days of receipt of notice by the Company shall accrue interest at a rate of 20% per annum, compounded quarterly. All amounts owed pursuant to this Section 11 are referred to herein as the “Miscellaneous Amounts,” which the Company and the holders of Series E Preferred Stock shall treat as damages for federal income tax purposes.

Section 5. Reporting Obligations.

(a) During any period in which the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall deliver to the iStar Series E Representative and the BREDS Series E Representative by mail and without cost to the Series E Holders the following reports in the form that the Company would have been required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act as if the Company were subject thereto as well as the other documents listed herein:

(i)	as soon as practicable, but in any event within the time frame prescribed for the filing of an annual report pursuant to the Exchange Act after the end of each fiscal year of the Company, an annual report on Form 10-K, and to the extent not included in such Form 10-K, an income statement of the Company for such fiscal year, a balance sheet of the Company and statement of stockholders’ equity as of the end of such fiscal year, and a statement of cash flows for such fiscal year, such year-end financial reports to be prepared on a consolidated basis, in reasonable detail, prepared in accordance with GAAP, and audited and certified by independent public accountants of nationally recognized standing selected by the Company; and

(ii)	as soon as practicable, but in any event within the time frame prescribed for the filing of a quarterly report pursuant to the Exchange Act for each fiscal quarter of each fiscal year of the Company, a quarterly report on Form 10-Q, and to the extent not included in such Form 10-Q, an unaudited income statement and statement of cash flows for such fiscal quarter and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter prepared on a consolidated basis.

(b) The Company at its sole cost and expense shall furnish to the iStar Series E Representative and the BREDS Series E Representative (in each case, subject to the confidentiality provisions of the Purchase Agreement):

(i)	as soon as practicable, but in any event at least 30 days prior to the end of each fiscal year, a budget for the next fiscal year, prepared on a monthly basis, including income statements, balance sheets, and statements of cash flows for such months, and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

(ii)	as soon as practicable, but in any event no later than 60 days after the end of each calendar year, annual fair value statements, with a December 31 year end, prepared in accordance with International Financial Reporting Standards; and

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(iii)	as soon as practicable, any additional reports as may be reasonably requested by the iStar Series E Representative or the BREDS Series E Representative from time to time on behalf of any iStar Group Holder or BREDS Group Holder (as applicable) for the internal purposes of such iStar Group Holder or BREDS Group Holder.

Section 6. Audits. The Company shall be audited annually by a nationally recognized accounting firm (which firm is initially anticipated to be Ernst & Young LLP).

Section 7. Financial Statements. If any Series E Holder or any of its Affiliates is required to file the Company’s financial statements in its SEC Reports, the Company will authorize its independent accounting firm to cooperate with such Series E Holder and deliver to such Series E Holder any accountants’ comfort letters which may be needed in connection with securities offerings by such Series E Holder.

Section 8. Asset Review Prep Sheets. To the extent prepared by the Company, the Company will provide the iStar Series E Representative and the BREDS Series E Representative with copies of the asset review prep sheets customarily prepared by the Company within 10 Business Days after they are prepared by the Company.

Section 9. Investment Company Act. At any time while any shares of Series E Preferred Stock are outstanding, the Company shall make all reasonable efforts to conduct its affairs, and to cause its Component Entities to conduct their affairs, in such a manner as to ensure that neither the Company nor its Component Entities will be or become an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

Section 10. Quarterly Tax Opinion. At any time while the Series E Preferred Stock is outstanding, the Company shall deliver to the Series E Holders, by e-mail of a pdf with a hard-copy to follow, an opinion of tax counsel to the Company (“Tax Counsel”), as soon as practicable, but in any event within 25 days after the last day of each fiscal quarter of each fiscal year of the Company, stating that the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code for each of its taxable years, and the Company’s current organization and proposed method of operation (as described in the SEC Reports) will enable it to meet the requirements for qualification and taxation as a REIT under the Code for its current and subsequent taxable years. Counsel to the Series E Holders, the Series E Holders’ Affiliates and the Series E Holders’ transferees and their Affiliates, shall be entitled to rely upon any opinion delivered to such Series E Holders pursuant to this Section 10 solely for the purposes of issuing opinions with respect to the qualification of any such Series E Holder, Affiliates of such Series E Holder and its transferees as a REIT and Tax Counsel shall give written consent allowing such counsel to reference Tax Counsel’s opinion when referring to a Series E Holder or its transferee’s counsel’s opinion in securities filings of such REIT.

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Section 11. Use of General Reserves. So long as no Event of Default exists, the General Reserve Funds may be used by the Company and its Component Entities to pay for expenses set forth in the Approved Budget or otherwise jointly approved by the iStar Series E Representative and the BREDS Series E Representative in writing (“Approved Expenses”). Within 10 days after the end of each calendar month, the Company shall provide the iStar Series E Representative and the BREDS Series E Representative with an officer’s certificate in form reasonably acceptable to the iStar Series E Representative and the BREDS Series E Representative (A) stating the amounts and items funded from the General Reserve Account during the prior calendar month, and a description thereof and (B) stating that all General Reserve Funds previously withdrawn from the General Reserve Account were applied to pay Approved Expenses, and (C) providing such other information and delivery items as the iStar Series E Representative or the BREDS Series E Representative shall reasonably request. During the continuance of any Event of Default, the Company shall use the General Reserve Funds for such uses as may be directed by the iStar Series E Representative and the BREDS Series E Representative in their sole discretion

Section 12. Legends. Any certificate representing the Series E Preferred Stock shall contain the following restrictive legend, together with any additional legend required by the Charter and any applicable state securities laws:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS. THESE SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SET FORTH IN THE AMENDED AND RESTATED CORPORATE GOVERNANCE AGREEMENT DATED AS OF JANUARY 7, 2014, AMONG LANDMARK APARTMENT TRUST OF AMERICA, INC. AND THE OTHER PARTIES NAMED THEREIN, AS THE SAME MAY BE AMENDED FROM TIME TO TIME. COPIES OF SUCH AGREEMENT MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

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